   As filed with the Securities and Exchange Commission on February 11, 2000
                                                   Registration No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             INTERWEST BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         WASHINGTON                         6711                 91-1691216
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER  IDENTIFICATION NO.)

                               275 SE PIONEER WAY
                          OAK HARBOR, WASHINGTON 98277
                                 (360) 679-4181
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                               Stephen M. Walden
                      President and Chief Executive Officer
                               275 SE Pioneer Way
                          Oak Harbor, Washington 98277
                                 (360) 679-4181

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   -----------

                          Copies of communications to:
                                Stephen M. Klein
                                 Carmen L. Smith
                                Graham & Dunn PC
                          1420 Fifth Avenue, 33rd Floor
                            Seattle, Washington 98101

                                   -----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering. / /___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________

                         CALCULATION OF REGISTRATION FEE

=============================== ======================= ========================== ====================== ====================

Title of Each                                           Proposed Maximum           Proposed Maximum       Amount of
Class of Securities             Amount Being            Offering Price             Aggregate              Registration
Being Registered                Registered              Per Note(1)                Offering Price(1)      Fee(1)
=============================== ======================= ========================== ====================== ====================
9.875% Capital Securities
Series B of InterWest Capital
Trust I                              $40,000,000                  100%                  $40,000,000           $10,560.00
------------------------------- ----------------------- -------------------------- ---------------------- --------------------
InterWest Bancorp, Inc.
Guarantee with respect to
9.875% Capital Securities,
Series B                                 N/A                       N/A                      N/A                   N/A
------------------------------- ----------------------- -------------------------- ---------------------- --------------------
9.875% Junior Subordinated
Deferrable Interest
Debentures due November 15,
2029, Series B of InterWest
Bancorp, Inc.                        $41,238,000                  100%                  $41,238,000           $10,886.83
=============================== ======================= ========================== ====================== ====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
                                    ---------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE 1933 ACT, OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

[RED HERRING LEGEND]
The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED FEBRUARY 11, 2000

PROSPECTUS

                            INTERWEST CAPITAL TRUST I

                                OFFER TO EXCHANGE
                       9.875% CAPITAL SECURITIES, SERIES B
                           FOR ANY AND ALL OUTSTANDING
                       9.875% CAPITAL SECURITIES, SERIES A

     FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED IN THIS
                              PROSPECTUS, BY

                             INTERWEST BANCORP, INC.

                      ------------------------------------

         InterWest Capital Trust I, a Delaware statutory business trust, is offering to exchange up to $40,000,000 aggregate liquidation amount of its 9.875% Capital Securities, Series B for a similar amount of its outstanding 9.875% Capital Securities, Series A. The Series B capital securities are registered under the Securities Act of 1933. There is currently $40,000,000 aggregate liquidation amount of the Series A capital securities outstanding.

         As part of this exchange offer, InterWest Bancorp, Inc. is also offering to exchange its guarantee of InterWest Capital Trust I's obligations under the Series A capital securities for a similar guarantee of InterWest Capital Trust I's obligations under the Series B capital securities, as described in this Prospectus as the Series B guarantee. Also as part of this exchange offer, InterWest Bancorp, Inc. is offering to exchange up to $41,238,000 of its 9.875% Junior Subordinated Deferrable Interest Debentures, Series B for a similar amount of its 9.875% Junior Subordinated Deferrable Interest Debentures, Series A. The Series B guarantee and the Series B debentures are also registered under the Securities Act.

         The terms of the Series B capital securities, the Series B debentures and the Series B guarantee are the same as the terms of the Series A capital securities, the Series A debentures and the Series A guarantee except that:

         - each of the Series B securities are registered under the Securities Act and do not have the same restrictions on transfer as the Series A capital securities;

         - the distribution rate on the Series B capital securities will not have the potential to increase; and

         - the Series B debentures will not be entitled to any liquidated damages.

         This Prospectus and a transmittal letter describing the procedures for exchanging Series A securities for the Series B securities are first being mailed to all of the holders of the Series A securities on _________ ___, 2000.

         YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 9 BEFORE DECIDING WHETHER TO EXCHANGE YOUR ORIGINAL CAPITAL SECURITIES FOR NEW CAPITAL SECURITIES.

         THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                       ----------------------------------

               THE DATE OF THIS PROSPECTUS IS ________ ___, 2000.

                                     SUMMARY

         THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

                             INTERWEST BANCORP, INC.

         InterWest Bancorp is a bank holding company incorporated in the State of Washington and regulated by the Federal Reserve Board. We are headquartered in Oak Harbor, Washington. As of December 31, 1999, we conducted our business through four wholly-owned bank subsidiaries:

         - InterWest Bank, a Washington State-chartered savings bank with assets of $2.2 billion as of December 31, 1999;

         - Pacific Northwest Bank, a Washington State-chartered bank with assets of $426.7 million as of December 31, 1999;

         - Kittitas Valley Bank, N.A., a national banking association with assets of $48.2 million as of December 31, 1999; and

         - National Bank of Tukwila, a national banking association, with assets of $48.2 million as of December 31, 1999.

         We merged Kittitas Valley Bank, N.A. into Pacific Northwest Bank on January 3, 2000.

         We conduct our business through the 55 branch offices of our banking subsidiaries, located in communities throughout western and central Washington. At December 31, 1999, together with our subsidiaries, we had consolidated assets of $2.8 billion, total loans of $1.7 billion, total deposits of $1.6 billion and shareholders' equity of approximately $171.7 million. Our principal executive offices are located at 275 S.E. Pioneer Way, Oak Harbor, Washington 98277 and our telephone number is (360) 679-4181.

         For more information, see "- Summary Selected Consolidated Financial Data," "- Recent Developments" and "InterWest Bancorp, Inc." Additional information concerning InterWest Bancorp is included in the documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                            INTERWEST CAPITAL TRUST I

         InterWest Capital Trust I is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the property trustee, the Delaware trustee and the three individual administrative trustees, who are officers of InterWest Bancorp. The Trust exists for the exclusive purposes of:

         -        issuing and selling the capital securities;

         - using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debentures issued by InterWest Bancorp; and

         - engaging in only those other activities necessary, advisable or incidental to the above.

         Accordingly, the junior subordinated debentures are the sole assets of the Trust, and payments under the junior subordinated debentures are the sole revenues of the Trust.

         InterWest Bancorp owns all of the common securities of the Trust.

                               THE EXCHANGE OFFER

WE ARE OFFERING TO EXCHANGE SERIES B CAPITAL SECURITIES FOR AN EQUAL AMOUNT OF YOUR SERIES A CAPITAL SECURITIES.

         We are offering to exchange up to $40,000,000 aggregate liquidation amount of Series B capital securities for an equal aggregate liquidation amount of Series A capital securities. You may exchange all of your Series A capital securities, or less than all of them provided that they have a liquidation amount of at least $100,000 (100 capital securities), or any integral multiple of $1,000 (one capital security) in excess of $100,000. We are making this exchange offer in order to satisfy our obligations under a Registration Rights Agreement relating to your Series A capital securities. See "The Exchange Offer" for a description of the procedures for tendering your Series A capital securities.

THE EXCHANGE OFFER EXPIRES ON ________ ___, 2000.

         The exchange offer will expire at 5:00 p.m., New York City time, on ________ ___, 2000, unless we extend it. See "The Exchange Offer - Expiration Date; Extension; Amendments."

THERE ARE CONDITIONS TO THE EXCHANGE OFFER.

The exchange offer is subject to certain conditions, which we have the discretion to waive. The exchange offer is not conditioned upon the tender of any minimum liquidation amount of Series A capital securities. See "Exchange Offer - Conditions to the Exchange Offer."

WE MAY MAKE CHANGES IN, OR IMPOSE REQUIREMENTS ON, THE EXCHANGE OFFER.

         We reserve the right at any time and from time to time:

         - to delay accepting the Series A capital securities for exchange;

         - to end the exchange offer if specified conditions are not satisfied;

         - to extend the exchange offer and keep the Series A capital securities tendered pursuant to the exchange offer, subject to your right to withdraw your tendered Series A capital securities; or

         - to waive any condition or otherwise change the terms of the exchange offer in any way.

See "The Exchange Offer - Terms of the Exchange Offer."

         If you wish to exchange your Series A capital securities for Series B capital securities, you will be required to represent that:

         - you are not an Affiliate of either InterWest Bancorp or InterWest Capital Trust I;

         - you are acquiring Series B capital securities in the ordinary course of your business;

         - you have no arrangement or understanding with any person to participate in a "distribution" within the meaning of the Securities Act of such Series B capital securities; and

         - you are not engaged in, and do not intend to engage in, a "distribution" within the meaning of the Securities Act of such Series B capital securities.

See "The Exchange Offer - Resale of Series B capital securities."

THE TERMS OF THE SERIES B CAPITAL SECURITIES ARE NEARLY IDENTICAL TO THE SERIES A CAPITAL SECURITIES.

         We have registered up to $40,000,000 aggregate liquidation amount of Series B capital securities under the Securities Act. The terms of the Series B capital securities are the same as the terms of the Series A capital securities, except that the Series B capital securities:

         -        have been registered under the Securities Act;

         - will not be subject to certain transfer restrictions applicable to the Series A capital securities; and

         -        will not provide for any increase in the distribution rate.

See "Description of Series B capital securities."

YOU MAY WITHDRAW YOUR TENDER OF SERIES A CAPITAL SECURITIES AT ANY TIME BEFORE THE EXPIRATION DATE.

         You may withdraw your tender of Series A capital securities at any time before the expiration date by delivering written notice of such withdrawal to the exchange agent as described below under the caption "The Exchange Offer - Withdrawal Rights."

YOU MUST FOLLOW SPECIFIED PROCEDURES FOR TENDERING SERIES A CAPITAL
SECURITIES.

         You must complete and sign a letter of transmittal and mail, fax or hand deliver it, together with any other documents required by the letter of transmittal, to the exchange agent, either with your Series A capital securities or in compliance with the specified procedures for guaranteed delivery of Series A capital securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your Series A capital securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person promptly if you wish to tender your Series A capital securities pursuant to the exchange offer. See "The Exchange Offer - Procedures for Tendering Series A Capital Securities."

YOU MAY SELL YOUR SERIES B CAPITAL SECURITIES WITHOUT RESTRICTION EXCEPT IN CERTAIN CASES.

         In making the exchange offer, we are relying on the position of the staff of the Securities and Exchange Commission's Division of Corporation Finance contained in certain interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Therefore, there is no guarantee that the staff of the Securities and Exchange Commission's Division of Corporation Finance would make a similar determination regarding the exchange offer as it has in the interpretive letters to third parties.

         Unless you are a broker-dealer or an affiliate of either InterWest Bancorp or InterWest Capital Trust I, we believe that you may sell or otherwise transfer Series B capital securities issued to you pursuant to this exchange offer in exchange for your Series A capital securities without further compliance with the registration and Prospectus delivery requirements of the Securities Act.

         Note, however, that the Series B capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 and multiples of $1,000 in excess of $100,000.

         If you are a broker-dealer or an affiliate of either InterWest Bancorp or InterWest Capital Trust I, then you shall be subject to further restrictions described in "The Exchange Offer - Resale of Series B Capital Securities."

         Subject to limitations described in "The Exchange Offer - Resale of Series B Capital Securities," we have agreed that this Prospectus, as it may be changed or supplemented from time to time, may be used by you if you are a participating broker-dealer in connection with resales of such Series B capital securities. See "Plan of Distribution."

WILMINGTON TRUST COMPANY WILL ACT AS EXCHANGE AGENT.

         The exchange agent with respect to the exchange offer is Wilmington Trust Company. The address, telephone and facsimile numbers of the exchange agent are listed in "The Exchange Offer - Exchange Agent" and in the letter of transmittal.

WE WILL NOT RECEIVE ANY PROCEEDS FROM THE EXCHANGE OFFER.

         Neither InterWest Bancorp nor InterWest Capital Trust I will receive any cash proceeds from the issuance of the Series B capital securities.

YOU SHOULD REVIEW THE INFORMATION ON FEDERAL INCOME TAX CONSEQUENCES AND ERISA CONSIDERATIONS.

         You should review carefully the information contained under the caption "Certain Federal Income Tax Considerations" and "ERISA
Considerations" before tendering your Series A capital securities in the exchange offer.

INTERWEST BANCORP WILL GUARANTEE PAYMENTS ON THE SERIES B CAPITAL SECURITIES.

         We will, on a subordinated basis, fully, irrevocably and unconditionally guarantee:

         -        payment of distributions on the capital securities;

         -        payments on liquidation of the Trust; and

         - payments on maturity or earlier redemption of the capital securities.

         If we do not make a payment on the junior subordinated debentures, the Trust will not have sufficient funds to make payments on the capital securities. Our guarantee does not assure the payment of distributions when the Trust does not have sufficient funds to pay the distributions. Our obligations under the guarantee are unsecured and are subordinated and junior to the payment of our senior and subordinated debt and will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries.

THERE IS NO MARKET FOR THE SERIES B CAPITAL SECURITIES.

         The Series B capital securities will be a new issue of securities for which there currently is no market. Accordingly, we cannot assure you that any market will develop for the Series B capital securities. We do not intend to seek a listing of the capital securities or, if issued, the exchange capital securities, on any national securities exchange or on the Nasdaq Stock Market. For more information, you should read "Plan of Distribution."

THE SERIES B CAPITAL SECURITIES HAVE BEEN RATED "BBB-".

         The Series B capital securities have been rated "BBB-" by Thomson Financial Bank Watch. If another rating agency were to rate the capital securities, such rating agency may assign a rating different from the rating described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                  SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

         THE FOLLOWING SUMMARY INFORMATION PRESENTS SELECTED CONSOLIDATED FINANCIAL DATA OF INTERWEST BANCORP AND OUR SUBSIDIARIES. CERTAIN FINANCIAL DATA HAS BEEN DERIVED FROM OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS. THE FOLLOWING INFORMATION IS ONLY A SUMMARY AND YOU SHOULD READ IT IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED IN OUR FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1999, WHICH ARE INCORPORATED IN THIS PROSPECTUS BY REFERENCE.


                                            AS OF OR FOR THE                              AS OF OR FOR THE
                                           THREE MONTHS ENDED                                YEAR ENDED
                                              DECEMBER 31,                                  SEPTEMBER 30,
                                        ------------------------- ------------------------------------------------------------------
                                            1999         1998         1999        1998(1)       1997         1996(2)       1995
                                        -----------  -----------  -----------  ------------ -----------   ------------ --------
                                              (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS
Interest income                            $50,381      $45,076      $179,659     $180,279      $165,206     $143,827      $119,731
Interest expense                            27,283       24,484        95,480      101,483        91,081       77,127        65,119
                                          --------     --------   --   ------    ---------    ----------   ----------    ----------
Net interest income before
  provision for losses on loans             23,098       20,592        84,179       78,796        74,125       66,700        54,612
Provision for losses on loans                  550          498         2,000        2,807         1,508        2,452           929
                                            ------       ------    ----------  -----------   -----------  -----------  ------------
Net interest income after provision
  for losses on loans                       22,548       20,094        82,179       75,989        72,617       64,248        53,683
Non-interest income                          4,290        7,841        28,408       26,473        18,645       15,744        13,030
Non-interest expense                        18,443       16,773        68,147       66,972        54,032       55,716        40,718
Income tax expense                           2,933        3,794        14,585       12,848        12,681         7,785        8,721
                                        -----------  -----------  ------------ -----------    ----------  ------------ ------------

Net income                                  $5,462       $7,368       $27,855      $22,642       $24,549      $16,491       $17,274
                                            ======       ======       =======      =======       =======      =======       =======

Basic net income per share                   $0.34        $0.47         $1.78        $1.45         $1.58        $1.08         $1.13
Diluted net income per share                  0.34         0.46          1.74         1.40          1.54         1.05          1.11
Cash dividends declared per share             0.14         0.14          0.56         0.50          0.33         0.29          0.19

STATEMENT OF FINANCIAL CONDITION
Total assets                            $2,782,568   $2,601,561    $2,579,539   $2,447,848    $2,402,928   $2,016,085    $1,723,780
Total loans                              1,694,712    1,454,394     1,584,722    1,452,175     1,348,681    1,170,271     1,035,099
Deposits                                 1,598,190    1,540,090     1,578,949    1,564,825     1,468,460    1,389,402     1,260,946
Borrowings                                 997,259      856,735       817,910      682,390       755,968      466,693       321,932
Shareholders' equity                       171,720      175,283       165,306      171,652       160,770      137,647       128,882
Book value per share                         10.87        11.18         10.71        10.97         10.26         8.93          8.45

KEY OPERATING RATIOS
Return on average assets                     0.81%        1.20%         1.12%        0.95%         1.15%        0.90%         1.10%
Return on average shareholders' equity      12.25%       16.89%        16.00%       13.58%        16.64%       12.13%        14.25%
Net interest margin                          3.67%        3.58%         3.64%        3.52%         3.70%        3.85%         3.70%
Efficiency ratio                            67.34%       58.99%        60.53%       63.62%        58.24%       67.58%        60.20%

ASSET QUALITY RATIOS
Non-performing assets to total assets (3)    0.55%        0.76%         0.56%        0.64%         0.52%        0.49%         0.41%
Non-performing loans to loans
  receivable, net                            0.65%        0.92%         0.70%        0.60%         0.41%        0.33%         0.28%
Allowance for losses on loans to
  total loans receivable at the end of
  the period                                 0.90%        0.99%         0.90%        0.96%         0.82%        0.88%         0.76%
Net charge-offs to average loans
  outstanding during the period              0.07%        0.05%         0.08%        0.06%         0.05%        0.01%         0.03%

CAPITAL RATIOS
Average shareholders' equity to
  average assets                             6.61%        7.08%         7.02%        6.99%         6.89%        7.38%         7.73%
Total capital to risk weighted
  assets (4)                                12.39%       10.77%        10.90%       11.96%        13.64%       13.04%        13.54%
Tier 1 capital to total average
  assets (4)                                 7.93%        6.79%         6.83%        6.61%         6.97%        6.51%         7.19%
Tier 1 capital to risk-weighted
  assets (4)                                11.56%        9.96%        10.07%       11.06%        12.75%       12.40%        12.88%
Dividend pay-out ratio                      41.14%       30.06%        31.62%       33.98%        21.35%       26.97%        17.04%

--------------------

(1) 1998 results include nonrecurring merger-related charges of $4.4 million (net of tax) and a merger-related provision for losses on loans of $0.7 million (net of tax).

(2) 1996 results include nonrecurring Savings Association Insurance Fund assessment of $3.6 million (net of tax), merger-related charges of $2.0 million (net of tax) and a merger-related provision for losses on loans of $0.6 million (net of tax).

(3) Non-performing assets consist of non-performing loans (including non-accrual loans and certain other delinquent loans) and real estate held for sale, but do not include a $3.9 million land development project.

(4) The capital ratios indicated as of September 30, 1996 and 1995 are as previously reported for InterWest Bank and have not been restated to reflect pooling-of-interest acquisitions completed in 1998 and 1996. This significantly impacts the comparability of regulatory capital ratios in fiscal years prior to 1997.

                           FORWARD LOOKING STATEMENTS

         Some of the information presented or incorporated by reference into this Prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Sentences containing words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "projected" or "contemplates" or similar words may constitute forward-looking statements. Although we believe that the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, it is possible that actual results may differ materially from these expectations. We have used these statements to describe our expectations and estimates in various areas, including:

         -        changes in the economy of the markets in which we operate;

         -        interest-rate movements;

         - timely development of technology enhancements for our products and Year 2000 operating systems;

         -        the impact of competitive products, services and pricing; and

         - legislative, regulatory and accounting changes affecting the banking and financial services industry.

         Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section of this Prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, which could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as Year 2000 issues, interest rate trends and loan delinquency rates, which are addressed in the documents incorporated by reference, as well as the general state of the economy in Washington State and the United States as a whole, could also cause actual results to vary materially from the future results covered in such forward-looking statements:

         We disclaim any obligation to announce publicly future events or developments that affect the forward-looking statements in this Prospectus.

                                  RISK FACTORS

         PROSPECTIVE PURCHASERS OF THE CAPITAL SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING FACTORS, WHICH DO NOT NECESSARILY APPEAR IN THE ORDER OF IMPORTANCE. INVESTORS SHOULD CONSIDER ALL OF THESE FACTORS TO BE IMPORTANT. BECAUSE HOLDERS OF THE CAPITAL SECURITIES MAY RECEIVE JUNIOR SUBORDINATED DEBENTURES IN EXCHANGE THEREFOR UPON LIQUIDATION OF THE TRUST, PROSPECTIVE PURCHASERS OF THE CAPITAL SECURITIES ARE ALSO MAKING AN INVESTMENT DECISION WITH REGARD TO THE JUNIOR SUBORDINATED DEBENTURES AND SHOULD CAREFULLY REVIEW ALL OF THE INFORMATION REGARDING THE JUNIOR SUBORDINATED DEBENTURES CONTAINED IN THIS PROSPECTUS.

RISKS RELATED TO YOUR INVESTMENT IN THE CAPITAL SECURITIES

INTERWEST BANCORP CANNOT MAKE PAYMENTS UNDER THE GUARANTEE OR THE JUNIOR SUBORDINATED DEBENTURES IF INTERWEST BANCORP WOULD DEFAULT ON ITS OTHER OBLIGATIONS THAT ARE MORE SENIOR.

         Our obligations under the guarantee and the junior subordinated debentures are unsecured and rank

         - junior to all of our other borrowings, except those borrowings that by their terms are equal or junior;

         - junior to all of our subsidiaries' liabilities, including deposit accounts; and

         -        senior to our common stock.

         This means that we cannot pay under the guarantee or the junior subordinated debentures if we default on payments of any of our other borrowings, unless, by their terms, those borrowings are equal or junior to the guarantee or the junior subordinated debentures. In addition, if the maturity of the junior subordinated debentures is accelerated, we cannot pay under the guarantee or the junior subordinated debentures until all of our more senior borrowings are paid in full. Finally, if we liquidate, go bankrupt or dissolve, we would be able to pay under the guarantee and the junior subordinated debentures only after we have paid all of our liabilities that are senior to the guarantee. As of September 30, 1999, we had senior indebtedness outstanding totaling $7.7 million.

         If we default on our obligations to pay principal, premium or interest on the junior subordinated debentures, the Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the capital securities. As a result, you will not be able to rely upon our guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the Trust under the junior subordinated debentures against us. For more information, please refer to "Description of Junior Subordinated Debentures - Enforcement of Certain Rights by Holders."

         The capital securities, the guarantee, the junior subordinated debentures and the Indenture do not limit our ability to incur additional debt, including debt that is senior to the junior subordinated debentures in priority of payment.

         The ability of the Trust to make payments due on the capital securities is solely dependent on us making payments on the junior subordinated debentures as and when required.

         For more information on payments under the guarantee and the junior subordinated debentures, you should refer to "Description of Guarantee - Status of the Guarantee" and "Description of Junior Subordinated Debentures - Subordination."

BANKING LAWS AND REGULATIONS LIMIT INTERWEST BANCORP'S ACCESS TO FUNDS, WHICH MAY PREVENT INTERWEST BANCORP FROM MAKING PAYMENTS UNDER THE SUBORDINATED DEBENTURES.

         We are a bank holding company regulated by the Federal Reserve Board, or FRB, and almost all of our operating assets are owned by our bank subsidiaries, InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila. We rely primarily on dividends from our bank subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from our bank subsidiaries are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over our bank subsidiaries. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of our bank subsidiaries. Payment of dividends by our bank subsidiaries is also subject to their profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit us or any of our bank subsidiaries from engaging in an unsafe or unsound practice in conducting our business. The payment of dividends, depending upon our financial condition or the financial condition of our bank subsidiaries, could be deemed to constitute such an unsafe or unsound practice. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless:

         - the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and

         - the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

         Federal law and regulations limit the amount of dividends that national banks may distribute. National Bank of Tukwila, a national banking association, is limited to paying dividends equal to the bank's total net income for the year combined with the bank's retained net income for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. Any greater dividend must be approved by the Office of the Comptroller of the Currency.

         InterWest Bank and Pacific Northwest Bank, as Washington
State-chartered banks, are subject to state limitations on dividends. Washington State law and regulations provide that state-chartered banks and savings banks may, without the prior approval of the Washington Department of Financial Institutions, pay dividends equal to the amount of their retained earnings.

         We cannot assure you that InterWest Bank, Pacific Northwest Bank or National Bank of Tukwila will be able to pay dividends at past levels, or at all, in the future. See the section entitled "Regulation and Supervision" in our Annual Report on Form 10-K for the year ended September 30, 1999, which is incorporated in this Prospectus by reference.

         In addition to regulatory restrictions on the payment of dividends, our bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit they make to their affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of our bank subsidiaries. These restrictions prevent affiliates of our bank subsidiaries, including us, from borrowing from our bank subsidiaries, unless the terms of the loans are not better than those offered to other customers, and, in certain circumstances, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of the bank's capital and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of the bank's capital and surplus. As of September 30, 1999, approximately $16.0 million of credit was available to us under this limitation.

         Under the prompt corrective action provisions of the Federal Deposit Insurance Act, each of our bank subsidiaries is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, the bank subsidiary would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on the current financial condition of our bank subsidiaries, we do not expect that this provision will have any impact on our ability to obtain dividends from our bank subsidiaries; however, we cannot be sure that our bank subsidiaries will be able to pay dividends in the future. At September 30, 1999, InterWest Bank, Pacific Northwest Bank, and Kittitas Valley Bank N.A. had the capital to pay us $38.2 million, $10.3 million and $0.8 million, respectively, in dividends without prior regulatory approval. At September 30, 1999, National Bank of Tukwila had capital to pay dividends to its holding company in the amount of $1.1 million. Subsequent to September 30, 1999, InterWest Bank declared dividends payable to us totaling $6.0 million.

         If we do not receive sufficient cash dividends from our bank subsidiaries, then it is unlikely that we will have sufficient funds to make payments on the junior subordinated debentures, thereby leaving insufficient funds for the Trust to make payments to you on the capital securities.

INTERWEST BANCORP CAN DEFER INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, CAUSING YOUR PAYMENTS UNDER THE CAPITAL SECURITIES TO STOP, WHICH WILL HAVE TAX CONSEQUENCES TO YOU AND MAY AFFECT THE MARKET PRICE OF THE CAPITAL SECURITIES.

         We have the right, at one or more times, unless an event of default exists under the junior subordinated debentures, to defer interest payments on the junior subordinated debentures for up to 10 consecutive semi-annual periods, but not beyond November 15, 2029. If we defer interest payments, the Trust will defer paying distributions to you on your capital securities during the deferral period. Additionally, during this period, any unpaid distributions on the capital securities will accumulate additional distributions at the rate of 9.875% per year, compounded semi-annually, to the extent permitted by law. We also will be prohibited from declaring or paying cash dividends on our common stock. For more information, please refer to "Description of Capital Securities - Distributions."

         When any deferral period ends and we pay all interest then accrued and unpaid on the junior subordinated debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period. See "Description of Capital Securities
- Distributions" and "Description of Junior Subordinated Debentures - Options to Extend Interest Payment Date."

         If we exercise our right to defer payments of interest on the junior subordinated debentures, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your capital securities for federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for federal income tax purposes before you receive any cash. Furthermore, if you dispose of your capital securities prior to the record date for the distribution payment, you will not receive, from the Trust, the cash related to this interest income.

         We do not currently intend to exercise our right to defer interest payments on the junior subordinated debentures. However, if we exercise this right in the future, the market price of the capital securities will probably be affected. The capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell your capital securities during a deferral period, you may not receive the same return on your investment as someone else who continues to hold the capital securities. As a result of our right to defer interest payments, the market price of the capital securities, which represent preferred beneficial interests in the Trust, may be more volatile than the market prices of other securities that are not subject to such deferral options.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES MAY HAVE AN ADVERSE EFFECT ON THE TRADING MARKET AND TRADING PRICE OF YOUR INVESTMENT, AND THERE MAY BE ADVERSE TAX EFFECTS.

         We have the right to dissolve the Trust at any time if such dissolution and any distribution of the junior subordinated debentures would not result in a taxable event to the holders of the capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution to the holders and the common securities.

         Under current federal income tax laws, a distribution of junior subordinated debentures to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of junior subordinated debentures to you would be a taxable event. In addition, if there is a change in law, a distribution of junior subordinated debentures to you on the dissolution of the Trust could also be a taxable event.

         Your investment in the capital securities may decrease in value if the junior subordinated debentures are distributed to you in liquidation of the Trust. We cannot predict the liquidity of the market price or market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the capital securities.

         Because you may receive the junior subordinated debentures, you must also make an investment decision with regard to the junior subordinated debentures. You should carefully review all of the information regarding the junior subordinated debentures contained in this Prospectus. Under "Certain Federal Income Tax Consequences - Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust," we discuss applicable federal income tax consequences of a distribution of the junior subordinated debentures.

YOU WILL HAVE LIMITED VOTING RIGHTS.

         As a holder of capital securities, you will have limited voting rights. You can vote only in the event certain terms of the capital securities are modified or on the removal of the property and Delaware trustees of the Trust upon a limited number of events. We, along with the property trustee and the administrative trustees, may amend the trust agreement without your consent, even if these actions adversely affect your interests, to ensure that the Trust:

         - will continue to be classified as a grantor trust for federal income tax purposes; and

         - will not be required to register as an "investment company" under the Investment Company Act of 1940.

         You will not have any voting rights regarding InterWest Bancorp or the administrative trustees or any matters submitted to a vote of our stockholders. See "Description of Capital Securities - Voting Rights; Amendment of the Trust Agreement" and "Removal of Issuer Trustees" for more information on your limited voting rights.

THE LIMITED COVENANTS RELATING TO THE CAPITAL SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES DO NOT PROTECT YOU.

         The covenants in the governing documents relating to the capital securities and the junior subordinated debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in our financial condition or results of operations. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the junior subordinated debentures or the guarantee.

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES MAY CREATE ADVERSE TAX CONSEQUENCES FOR YOU.

         The capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying junior subordinated debentures. If you dispose of your capital securities between the record dates for payments on the capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the junior subordinated debentures allocable to the capital securities through the date of disposition in your income. If interest on the junior subordinated debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying junior subordinated debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount" and "Sales or Redemptions of Capital Securities" for more information on possible adverse tax consequences to you.

THERE IS NO ESTABLISHED PUBLIC MARKET FOR THE CAPITAL SECURITIES AND THEY WILL BE SUBJECT TO RESTRICTIONS ON RESALE.

         The capital securities will be subject to a limitation on transfer to only amounts having a liquidation amount of not less that $100,000 (100 capital securities). There is no existing market for the capital securities and there can be no assurance as to:

         - the liquidity of any markets that may develop for the capital securities or, if issued, the exchange capital securities;

         - the ability of the holders to sell the capital securities or, if issued, the exchange capital securities; or

         - at what price holders of the capital securities, or, if issued, the exchange capital securities, will be able to sell their capital securities or the exchange capital securities, as the case may be.

         Future trading prices of the capital securities will depend on many factors including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers of the Series A capital securities have informed the Trust and us that they are making a market in the Series A capital securities and intend to make a market in the Series B capital securities. However, the initial purchasers are not obligated to do so and any such activity may be terminated at any time without notice to the holders of capital securities. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer. See "The Exchange Offer - Resale of Series B Capital Securities."

RISKS RELATING TO INTERWEST BANCORP

DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES MAY ADVERSELY AFFECT OUR FUTURE FINANCIAL RESULTS.

         Managing growth through acquisitions is a difficult process that includes integration and training of personnel, developing common products and pricing, combining office and operations policies and procedures, data processing conversions and various other matters. While we have completed five acquisitions since January 1, 1998, we have not yet converted to a common data processing system nor have we yet to fully integrate various operating policies and procedures. Additionally, we currently conduct business using multiple names and charters. As such, we have not yet realized operating efficiencies available from eliminating these redundancies and, as a result, our marketing and business development activities have been slowed. Our operating efficiency ratio was 65.5 percent for the quarter ended September 30, 1999, compared to 59.1 percent for the quarter ended June 30, 1999 and 57.5 percent for the quarter ended September 30, 1998.

         We have selected one data processing system and are planning for a complete integration of various policies and procedures into a common operating platform. This is part of our plan to merge multiple charters that we operate under today and to be recognized and identified as one brand within our markets. We have intentionally delayed the integration until work associated with Year 2000 activities has been completed, as our management and support personnel will have to allocate increased time to the integration process. We currently anticipate that our banking subsidiaries will be consolidated under one charter by early 2001. However, failure to convert all of our bank subsidiaries to a common data processing system would delay the consolidation of our banking subsidiaries.

         Any future acquisitions or mergers by InterWest or its banking subsidiaries are subject to approval by the appropriate federal and state banking regulators. The banking regulators evaluate a number of criteria in making their approval decisions, such as (1) safety and soundness guidelines;
(2) compliance with the Community Reinvestment Act; (3) compliance with consumer affairs and reporting standards; and (4) anti-competitive issues with the proposed transaction. If the banking regulators raise concerns about any of these criteria at the time a regulatory application is filed, the banking regulators may deny, delay or condition their approval of a proposed transaction.

         We have grown, and intend to continue to grow, through acquisitions of banks and other financial institutions. After these acquisitions, we may experience adverse changes in results of operations of acquired entities, unforeseen liabilities, asset quality problems of acquired entities, loss of key personnel, loss of customers because of change of identity, difficulties in integrating data processing and operational procedures and deterioration in local economic conditions. These various acquisition risks can be heightened in larger transactions.

         We have taken steps to address the issues resulting from recent acquisitions and have developed a plan to integrate acquired businesses. However, we cannot assure you that we will be successful in implementing the plan or in obtaining regulatory approvals necessary as part of our plan. Additionally, we may experience these issues in connection with future acquisitions. These integration issues may result in disruption of service and/or additional expense.

WE MAY NOT BE ABLE TO FINANCE FUTURE ACQUISITIONS ON FAVORABLE TERMS OR FIND SUITABLE ACQUISITION CANDIDATES.

         Our ability to make future acquisitions depends in part on our capital position and, in the case of cash acquisitions, on our cash assets or ability to acquire cash. We may need to obtain additional debt and equity capital in pursuing our business strategy. We cannot assure you that we will be successful in obtaining future financing on satisfactory terms. Our access to the capital markets or the costs of this capital could be affected by various factors including:

         -        changes in interest rates;

         -        general economic conditions; and

         - the perception in the capital markets of our business, results of operations, leverage, financial condition and business prospects.

Each of these factors depends on economic, financial, competitive and other conditions beyond our control. In addition, covenants under our future debt securities and credit facilities may significantly restrict our ability to incur additional indebtedness and to issue preferred stock.

         Further, acquisition candidates may not be available in the future on favorable terms. There are only a limited number of suitable acquisition candidates within our existing or potential market areas, and many of these candidates would also be attractive acquisition candidates for other financial institutions. Our ability to grow through acquisition could therefore be significantly constrained. This competition is likely to affect our ability to make acquisitions, increase the price that we pay for certain acquisitions and increase our costs in analyzing possible acquisitions.

         Our future acquisitions will also be subject to regulatory approval. We cannot assure you that we will succeed in obtaining the required regulatory approvals or will have the necessary regulatory capital to acquire financial institutions or branches.

OUR FOCUS ON COMMERCIAL BANKING MAY HAVE AN ADVERSE IMPACT ON OUR RESULTS OF OPERATIONS.

            We began to implement a strategy in 1995 to increase our commercial banking activities. This resulted because of market conditions associated with compressed margins in residential lending and opportunities created by acquisition of other financial institutions that were once headquartered in the Pacific Northwest. Our strategy includes emphasis on commercial real estate mortgages, construction lending and commercial lending, and less emphasis on originating and selling single family mortgage loans. We have added management personnel experienced in commercial banking and hired several experienced commercial loan officers. Also, in 1998 we acquired Pacific Northwest Bank which specializes in commercial banking and has several executives with significant experience and relationships in commercial banking. Commercial real estate mortgages, construction loans and commercial loans outstanding represented 58.3 percent of the loan portfolio as of September 30, 1999 compared to 44.6 percent as of September 30, 1998.

            Our intention is to increase non-interest income (for example investment product fees and insurance commissions) as part of this strategy. However, recently non-interest income has decreased due to increases in interest rates, which has reduced our opportunities to originate and sell single family mortgage loans. Originating and selling single family mortgages has been a significant source of revenue in the past. Developing new sources of non-interest income will take time. Accordingly, we cannot guarantee that we will be able to replace revenues we have experienced previously from originating and selling single family mortgages.

            While we have made much progress in implementing our strategy, it is not yet complete and accordingly, we cannot assure you that our emphasis on commercial banking activities will be successful or that we will achieve the increase in revenues anticipated by our strategy.

            As we implement our strategy, we will have different credit risks associated with our increased emphasis on commercial real estate and commercial lending. As a result, repayment on these loans may be subject to conditions in the real estate market or economy to a greater extent than single family residential real estate loans. Commercial real estate mortgage loans are generally larger and involve greater risks than residential mortgage loans because payments on loans are secured by income properties which are dependent upon the successful operation or management of the property. Real estate construction loans may involve additional risks because loan funds are collateralized by the project under construction which is of uncertain value prior to completion, delays may arise from labor problems, material shortages may be experienced and other unpredictable contingencies may occur.

Commercial lending has increased risks as a result of dependence on income production for future repayment, and in certain circumstances the lack of tangible collateral.

            While recently we have experienced increased net interest margin primarily as a result of changing the composition of the loan portfolio, we face the risk of diminishing net interest margins for commercial lending due to competition in the markets we serve.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE FAIL TO EFFECTIVELY MANAGE OUR CREDIT RISK.

         Originating and underwriting loans is integral to the success of our business. This business requires us to take "credit risk," which is the risk of losing principal and interest income because borrowers fail to repay loans.

         Collateral values and the ability of borrowers to repay their loans may be affected at any time by factors such as:

         - a downturn in the local economies in which we operate or the national economy;

         - a downturn in one or more of the business sectors in which our customers operate; or

         -        a rapid increase in interest rates.

         We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our business.

         Our levels of past due and non-performing loans have increased since 1994. Non accrual loan balances were $10.9 million as of September 30, 1999, compared to $8.2 million as of September 30, 1998, $5.1 million as of September 30, 1997 and $3.8 million as of September 30, 1996. We expect this trend to continue as we further expand our commercial banking activities and expand into new geographic and product markets.

LOSS OF KEY MANAGEMENT PERSONNEL MIGHT REDUCE OUR GROWTH OR PROFITABILITY.

         We will depend on our management team to continue to implement our strategy of focusing on commercial banking while maintaining asset quality and operational standards, as well as integrating acquired businesses. We are especially dependent on a limited number of key management personnel, including Barney R. Beeksma, Chairman of the Board; Stephen M. Walden, Chief Executive Officer, President and Vice Chairman; Patrick M. Fahey, Vice Chairman/Commercial Banking; H. Glenn Mouw, Executive Vice President and Treasurer; Clark W. Donnell, Executive Vice President; and Kenneth G. Hulett, Executive Vice President. The loss of key management personnel, because of death or other reasons, might slow our growth or reduce our profitability. In this respect, Mr. Fahey, our Vice Chairman/Commercial Banking, recently announced his decision to retire from his position as President and Chief Executive Officer of Pacific Northwest Bank effective July 1, 2000. Mr. Fahey will, however, continue as Chairman of Pacific Northwest Bank's Board of Directors and will remain a member of our Board of Directors and of our Executive Committee. Since we currently anticipate that our banking subsidiaries will be consolidated under one charter by early 2001, we do not anticipate filling Mr. Fahey's position as President and Chief Executive Officer of Pacific Northwest Bank.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY DOWNTURNS IN THE LOCAL ECONOMIES ON WHICH WE DEPEND.

         We do business in several different non-metropolitan communities, some of which are economically linked because of geographic proximity or significantly impacted by a small number of significant employers, while other areas may be influenced by different economic variables. For example, our markets in Wenatchee and Ellensburg, and to some extent Yakima, are part of the central Washington economy. Economic activity in central Washington is not closely linked to our western Washington branches. The different areas we serve have diverse, and to some extent independent, economic characteristics, strengths and weaknesses, although all of these depend to various degrees on agriculture, small business, and construction and, in some cases, a small number of significant employers.

         The areas we serve include:

         - the western Washington market, including the Interstate 5 corridor from the Canadian border south to Olympia and the Olympic Peninsula. This market has recently benefited from home construction and a growing high-technology and service economy, resulting from rapid population increases; and

         - the central Washington market, including Wenatchee, Ellensburg and Yakima, which is characterized by an agricultural base and less rapid population growth.

Given the varied economies of the market areas we serve, our management faces a challenge in effectively managing our diverse loan portfolio.

         Our profits depend on providing products and services to customers in this local region. An increase in unemployment, a decrease in real estate values or an increase in interest rates could weaken the local economy. With a weaker local economy,

         -        customers may not want or need our products and services;

         -        borrowers may be unable to repay their loans;

         - the value of the collateral securing our loans to borrowers may decline; and

         -        the overall quality of our loan portfolio may decline.

         Historically, originating residential mortgage loans has been a significant source of our revenues. If customers in the local area do not want residential mortgage loans, our revenues may decrease. Also, our losses on loans may increase if borrowers are unable to make payments on their loans. In addition, weakness in one of our market areas, or in one economic sector, could depress our overall earnings and financial condition.

WE FACE COMPETITION FROM OTHER BANKS THAT MAY BE MORE TECHNOLOGICALLY ADVANCED THAN WE ARE.

         Changes in technology, mostly from the growing use of computers and computer-based technology, pose competitive challenges to community banks such as ours. Large banking institutions typically offer on-line banking and other banking products and services over the Internet, including deposit services and mortgage loans, and have the ability to devote significant resources to developing and maintaining such technology-based services. Other bank competitors, such as brokerage houses, also offer competitive services on-line. Some new banking competitors offer all of their services on-line. Customers who bank by computer or by telephone need never set foot in a bank branch. Our high service philosophy emphasizes face-to-face contact with tellers, loan officers, and other bank employees. We believe our personal approach to banking is a source of strength, one that will remain popular in the non-metropolitan communities that are its natural marketplace. However, customer preferences may change, and the rapid growth of on-line banking could, at some point, render our personal, branch-based approach obsolete. We have partially addressed this risk by offering limited on-line banking services to our customers, and by continuing to provide 24-hour telephone banking services. We cannot assure you, however, that these efforts will be successful in preventing the loss of customers to competitors.

OUR OPERATIONS AND PROFITABILITY MAY BE ADVERSELY AFFECTED IF WE, OR CERTAIN PERSONS WITH WHOM WE DO BUSINESS, FAIL TO ADEQUATELY ADDRESS THE YEAR 2000 ISSUE.

         Problems associated with software and computer systems' use of two digits to define the year, referred to as "Year 2000" issues, could harm our business. Although to date we are not aware of any significant Year 2000 issues relating to our principal internally developed programs and systems, or systems provided to us by others, and although January 1, 2000 is past, it is possible that problems have gone undetected, or that other dates in the Year 2000, such as February 29, 2000, may further affect computer software and systems. We are currently unable to assess completely whether our internal systems or the internal systems of vendors of critical software and systems, third-party service providers, and customers have been affected by the Year 2000 date change or whether such systems will be affected by other dates occurring after January 1, 2000.

         These problems could disrupt our business and require us to incur significant, unanticipated expenses to remedy them. They could also result in claims and litigation against us, which could subject us to significant costs and could require substantial attention from our management. Similarly, our business could be severely harmed if vendors of critical software and systems, third-party service providers, and customers encounter Year 2000 issues.

                                 USE OF PROCEEDS

         Neither InterWest Bancorp nor InterWest Capital Trust I will receive any cash proceeds from the issuance of the Series B capital securities. The Series A capital securities surrendered in exchange for the Series B capital securities will be retired and canceled. The Trust invested all of the proceeds from the sale of its Series A capital securities and common securities in the debentures. We currently are using, or intend to use, the net proceeds from the sale of the debentures for general corporate purposes, such as the repurchase of our common stock and capital contributions to our banking subsidiaries.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as our subsidiary, and, accordingly, the accounts of the Trust are included in our consolidated financial statements. The capital securities are included with borrowings and presented as a separate line item in our consolidated balance sheet under the caption "Guaranteed Preferred Beneficial Interests in Subordinated Debt," and appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, we will record distributions payable on the capital securities as an interest expense in the consolidated statements of operations.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization at December 31, 1999. You should read this table in conjunction with our consolidated financial statements and notes, which are incorporated by reference into this Prospectus.

                                                                              DECEMBER 31, 1999
                                                                              -----------------
                                                                                (IN THOUSANDS)
Long-term borrowings
     FHLB advances due beyond one year (1)                                           $561,200
     Term reverse repurchase agreements due beyond one year                            73,000
     Guaranteed preferred beneficial interests in
         subordinated debt (2)                                                         40,000
                                                                                       ------
     Total long-term borrowings                                                      $674,200
                                                                                     ========
     Common stock, no par or stated value; 30,000,000 shares
         authorized, 15,800,377 outstanding (3)                                     $  33,297
     Accumulated other comprehensive loss (4)                                         (20,640)
     Debt related to employee stock ownership plan                                     (2,980)
     Retained earnings                                                                162,043

         Total shareholders' equity                                                  $171,720
                                                                                     ========
         Total capitalization                                                        $845,920
                                                                                     ========

(1) Certain FHLB advances and term repurchase agreements contractually due beyond one year have an option whereby the issuer can call the long term borrowing due at anytime prior to the expiration of the option date. The amounts of such advances and term repurchase agreements with option dates that expire within one year are $435 million and $73 million, respectively.

(2) As described herein, the sole asset of the Trust, which is our subsidiary, is the aggregate principal amount of the fixed rate junior subordinated debentures, which will mature on November 15, 2029. We will own all of the common securities issued by the Trust. See "Description of Series B Securities - Description of Debentures."

(3) This amount includes shares reserved for issuance in connection with completed acquisitions, but does not include shares held by our Employee Stock Ownership Plan that have been pledged as security for our guarantee of Employee Stock Ownership Plan debt.

(4) Includes only net unrealized loss on securities available for sale, net of tax.

                               REGULATORY CAPITAL

         Under regulations adopted by the Federal Reserve Board, InterWest Bancorp is required to maintain Tier 1 capital and total capital (Tier 1 plus Tier 2 capital) of 4.0% and 8.0%, respectively, of our risk weighted assets, and Tier 1 capital of 4.0% of our average total assets (calculated quarterly).

         At December 31, 1999, our Tier 1 leverage capital, Tier 1 risk-based capital and total capital amounted to $212.6 million (7.93% of average adjusted total assets), $212.6 million (11.56% of risk weighted assets) and $227.8 million (12.39% of risk weighted assets), respectively, exceeding all our minimum regulatory requirements. For additional information of the regulatory capital requirements applicable to us, see "Regulation and Supervision."

         The following tables set forth our regulatory capital and regulatory capital ratios. See "Regulation and Supervision."

                                                                                    RISK BASED
                                                                     -------------------------------------------
                                                                     TIER 1
                                                                     LEVERAGE         TIER 1             TOTAL
                                                                     CAPITAL          CAPITAL            CAPITAL
                                                                     --------         -------            -------
                                                                               (Dollars in thousands)
Shareholders' equity                                                    $171,720         $171,720           $171,720
Guaranteed preferred beneficial interests in subordinated debt (1)        40,000           40,000             40,000
Unrealized losses on securities available for sale                        20,640           20,640             20,640
Non-allowable capital:
       Intangible assets                                                 (19,756)         (19,756)           (19,756)
Supplemental capital:
       Allowance for loan losses                                             ---              ---             15,183
Regulatory capital                                                      $212,604         $212,604           $227,787
                                                                        ========         ========           ========

-----------------------

 (1) Under Federal Reserve Board regulations, the guaranteed preferred beneficial interests in subordinated debt cannot represent more than 25% of Tier 1 capital.


                                                                                    RISK BASED
                                                                     -------------------------------------------
                                                                     TIER 1
                                                                     LEVERAGE         TIER 1             TOTAL
                                                                     CAPITAL          CAPITAL            CAPITAL
                                                                     --------         -------            -------
                                                                               (Dollars in thousands)
Regulatory capital                                              $212,604              $212,604          $227,787
                                                                7.93%                 11.56%            12.39%
Regulatory requirement                                          $107,212              $73,553           $147,106
                                                                4.00%                 4.00%             8.00%
Excess above required ratio                                     $105,392              $139,051          $80,681
                                                                3.93%                 7.56%             4.39%


         The amount of average adjusted total assets for the Tier 1 leverage ratio was approximately $2.7 billion. Risk-weighted assets used for the risk-based capital ratios amounted to approximately $1.8 billion, assuming the proceeds from the sale of the junior subordinated debentures are invested in assets having a risk weighting of 100%.

                             INTERWEST BANCORP, INC.

GENERAL

         InterWest Bancorp is a bank holding company incorporated in the state of Washington in 1994 and regulated by the Federal Reserve Board. Our business consists primarily of holding 100% of the capital stock of InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila. As of September 30, 1999, InterWest Bancorp and its subsidiaries had consolidated total assets of $2.6 billion, total loans of $1.6 billion, total deposits of $1.6 billion and shareholders' equity of $165.3 million.

         Presently, we conduct our business through our subsidiaries' 55 full-service branch offices in western and central Washington State. These offices are located in towns, small cities, suburbs and metropolitan markets. Through our banking subsidiaries, we offer a wide range of financial services to individuals and businesses. Our financial services include the banking activities of accepting deposits from individuals and businesses and originating residential loans, consumer loans and certain types of commercial real estate loans, and commercial loans. We are committed to growth in commercial banking and expansion in Washington State.

         INTERWEST BANK. InterWest Bank is a Washington State-chartered savings bank. InterWest Bank was organized in 1956 in the community of Oak Harbor on Whidbey Island. On July 28, 1995, InterWest Bank completed a reorganization, in which InterWest Bank became a wholly-owned subsidiary of InterWest Bancorp, Inc., and the shareholders of InterWest Bank became shareholders of InterWest Bancorp, Inc. InterWest Bank is a community-oriented bank that provides a wide range of financial services for individual and business customers. InterWest Bank is currently in the process of transforming from a traditional thrift to a financial institution focused on promoting commercial banking products and services while continuing to serve its retail banking customers. InterWest Bank conducts its business through 40 full-service branch offices located in the northwestern and north-central parts of the state of Washington and one lending office located in Everett, Washington. As of September 30, 1999, InterWest Bank had total assets of $2.1 billion and loans receivable of $1.2 billion.

         PACIFIC NORTHWEST BANK. Pacific Northwest Bank is a state-chartered bank that we acquired on June 15, 1998. Since its acquisition, three other banks, First National Bank of Port Orchard, Pioneer National Bank and Kittitas Valley Bank, N.A., have been merged into Pacific Northwest Bank. Pacific Northwest Bank primarily engages in commercial banking activities, serving individuals and small- to medium-sized businesses. Pacific Northwest Bank conducts its business through 14 full-service branch offices located in the metropolitan Seattle area, the Kitsap Peninsula and south-central parts of Washington State. As of September 30, 1999, Pacific Northwest Bank had total assets of $424.5 million and loans receivable of $341.6 million.

         In keeping with our consolidation strategy, we merged Kittitas Valley Bank, N.A. into Pacific Northwest Bank on January 3, 2000. As of September 30, 1999, Kittitas Valley Bank had total assets of $47.0 million and loans receivable of $30.1 million.

         NATIONAL BANK OF TUKWILA. National Bank of Tukwila is a national bank that we acquired on October 1, 1999. National Bank of Tukwila offers a full line of commercial banking services to individuals and small- to medium-sized businesses, with a strong emphasis on deposit services and commercial lending. National Bank of Tukwila conducts its business through a single full-service office in south King County, Washington.

         Financial and other information relating to InterWest Bancorp is set forth in our 1999 Annual Report on 10-K and Quarterly Reports on Form 10-Q, which are incorporated in this Prospectus by reference. You may obtain copies of these documents as described under "Incorporation of Certain Documents by Reference."

OUR GROWTH STRATEGY

         At September 30, 1995, InterWest Bank had assets of $1.3 billion and had net income of $11.8 million for the fiscal year then ended and did business through 31 branch offices. In 1995 we began to implement our strategy to increase our emphasis on commercial banking and to become a statewide institution. We believe our growth in earnings in recent years is, in part, attributable to our strategy of increasing our commercial banking business and expanding operations throughout Washington State. The acquisition of Central Bancorporation in August of 1996 was a significant step in the implementation of this strategy. We have completed the acquisition of seven commercial banks since 1996, which has added commercial banking assets of approximately $668 million, measured as of each acquisition date. Additionally, we have opened four de novo branches in western Washington during that time period as part of increasing our presence along the Interstate 5 corridor. We believe that our growth strategy will allow us to:

         -        achieve greater diversification of our markets and products;

         - enhance shareholder value by more effectively leveraging our equity capital; and

         - more effectively position ourselves to take advantage of acquisition opportunities in the rapidly changing financial services industry.

         We recognize that our growth will have to come primarily from expansion into new markets. In recognition of these factors, our growth strategy emphasizes:

         -        increasing commercial real estate and commercial lending ;

         -        acquiring commercial banks;

         -        de novo branching;

         -        providing non-deposit investment products; and

         - improving technology to enhance services and realizing operational efficiencies.

         We intend to seek continued controlled growth of the organization through selective acquisitions of banks. The objectives of such acquisitions will be to:

         - increase the opportunity for quality earning asset growth, deposit generation and fee-based income opportunities;

         - diversify the earning assets portfolio and core deposit base through expansion into new geographic markets within Washington State;

         -        have an adequate capital position after the acquisition;

         - improve the potential profits from our combined operations through economies of scale; and

         - enhance shareholder value measured through increasing the return on equity and/or increasing earnings per share.

                           REGULATION AND SUPERVISION

         Almost all of our assets consist of our investment in InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila, our principal bank subsidiaries. Thus, our ability to pay principal of, and interest on, the junior subordinated debentures depends almost entirely on cash dividends we receive from our bank subsidiaries.

         Our bank subsidiaries may not pay dividends to us if, after paying those dividends, they would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage ratio requirements. The subsidiaries must have the approval of federal bank regulators if a dividend in any year would cause the total dividends for that year to exceed certain regulatory minimums. At September 30, 1999, approximately $49.3 million was available for the payment of dividends to us by subsidiaries we owned at that date without regulatory approval. Payment of dividends by a banking subsidiary may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and/or unsound banking practice or necessary to maintain adequate capital.

         Federal law and regulations limit the amount of dividends that national banks may distribute. National Bank of Tukwila, a national banking association, is limited to paying dividends equal to the bank's total net income for the current year combined with the bank's retained net income for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. Any greater dividend must be approved by the Office of the Comptroller of the Currency.

         InterWest Bank and Pacific Northwest Bank, as Washington
State-chartered banks, are subject to state limitations on dividends. Washington State law and regulations provide that state-chartered banks and savings banks may, without the prior approval of the Washington Department of Financial Institutions, pay dividends equal to the amount of their retained earnings.

         If we do not receive sufficient cash dividends from our bank subsidiaries, it is unlikely that we will have sufficient funds to make payments on the junior subordinated debentures. See "Description of Junior Subordinated Debentures."

         The U.S. Congress recently passed legislation intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies and other financial service providers. The legislation is being forwarded to the President for his approval. Generally, the legislation would:

         - repeal the historical restrictions and eliminate many federal and state barriers to affiliations among banks and securities firms, insurance companies and other financial service providers,

         - provide a uniform framework for the activities of banks, savings institutions and their holding companies,

         - broaden the activities that may be conducted by national banks and banking subsidiaries of bank holding companies,

         - provide an enhanced framework for protecting the privacy of consumers' information,

         - adopt a number of provisions related to the capitalization, membership, corporate governance and other measures designed to modernize the Federal Home Loan Bank system,

         - modify the laws governing the implementation of the Community Reinvestment Act, and

         - address a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions, including the functional regulation of bank securities activities.

         Bank holding companies would be permitted to engage in a wider variety of financial activities than permitted under current law, particularly with respect to insurance and securities activities. In addition, in a change from current law, bank holding companies will be in a position to be owned, controlled or acquired by any company engaged in financially related activities.

         We do not believe that the proposed legislation, as publicly reported, would have a material adverse effect on our operations in the near term. However, to the extent the legislation permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services that we currently offer and that can aggressively compete in the markets we currently serve.

         Other statutes and regulations that affect us and the subsidiaries are summarized in "Item 1. Business - Supervision and Regulation" of our Annual Report on Form 10-K for the fiscal year ended September 30, 1999, which is incorporated into this Prospectus by reference.

                            INTERWEST CAPITAL TRUST I

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of:

         - issuing and selling the capital securities and the common securities;

         - using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debentures issued by us; and

         - engaging in only those other activities necessary, advisable or incidental thereto, including the exchange offer.

         The junior subordinated debentures are the sole assets of the Trust, and, accordingly, payments under the junior subordinated debentures are the sole revenues of the Trust. We own all of the common securities of the Trust. The common securities rank PARI PASSU, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from a debenture event of default, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of Capital Securities -
Subordination of Common Securities." We have acquired common securities in a liquidation amount equal to at least 3% of the total capital of the Trust.
The Trust has a term of approximately 35 years, but may dissolve earlier as provided in its Amended and Restated Declaration of Trust, referred to in this Prospectus as the trust agreement. The Trust's business and affairs are conducted by the issuer trustees, each of whom we appoint as holder of the common securities. The issuer trustees for the Trust are Wilmington Trust Company, as the property trustee and as the Delaware trustee, and three administrative trustees who are our officers. Wilmington Trust Company, as property trustee, acts as sole Indenture trustee under the Indenture. Wilmington Trust Company also acts as guarantee trustee under the guarantee. See "Description of Series B Securities - Description of Guarantee" and
"- Description of Debentures." The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in the holder of the common securities. The duties and obligations of each issuer trustee are governed by the trust agreement. As issuer of the junior subordinated debentures, we will pay all fees, expenses, debts and obligations (other than the payment of principal of, and premium and interest on, the capital securities) related to the Trust and the exchange offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o InterWest Bancorp, Inc., 275 Southeast Pioneer Way, Oak Harbor, WA 98277 and its telephone number is (360) 679-4181.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of the Series A capital securities, InterWest Bancorp and InterWest Capital Trust I entered into the Registration Rights Agreement with the initial purchasers, pursuant to which InterWest Bancorp and InterWest Capital Trust I agreed to file and to use their reasonable best efforts to cause to be declared effective by the Securities and Exchange Commission a registration statement with respect to the exchange of the Series A capital securities for capital securities with terms identical in all material respects to the terms of the Series A capital securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The exchange offer is being made to satisfy the contractual obligations of InterWest Bancorp and InterWest Capital Trust I under the Registration Rights Agreement. The form and terms of the Series B capital securities are the same as the form and terms of the Series A capital securities except that the Series B capital securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws and will not provide for any increase in the distribution rate thereon. In that regard, the Series A capital securities provide, among other things, that, if a registration statement relating to the exchange offer has not been filed by April 9, 2000 and declared effective by May 9, 2000, the distribution rate borne by the Series A capital securities will increase by 0.25% per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of Series A capital securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement.

         The exchange offer is not being made to, nor will InterWest Capital Trust I accept tenders for exchange from, holders of Series A capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the Series A capital securities are registered on the books of InterWest Capital Trust I or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such Series A capital securities and who desires to deliver such Series A capital securities by book-entry transfer at DTC. In addition, the term "person" shall refer to a natural person or any legally existing entity.

         Pursuant to the exchange offer, InterWest Bancorp will exchange as soon as practicable after the date hereof, the Series A guarantee for the Series B guarantee and the Series A debentures, in an amount corresponding to the Series A capital securities accepted for exchange, for a like aggregate principal amount of the Series B debentures. The Series B guarantee and the Series B debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         InterWest Capital Trust I hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal, to exchange up to $40,000,000 aggregate liquidation amount of Series B capital securities for a like aggregate liquidation amount of Series A capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. InterWest Capital Trust I will issue, promptly after the expiration date, an aggregate liquidation amount of up to $40,000,000 of Series B capital securities in exchange for a like aggregate liquidation amount of outstanding Series A capital securities tendered and accepted in connection with the exchange offer. Holders may tender their Series A capital securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 liquidation amount in excess thereof; provided, however, that if any Series A capital securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

         The exchange offer is not conditioned upon any minimum liquidation amount of Series A capital securities being tendered. As of the date of this Prospectus, $40,000,000 aggregate liquidation amount of the Series A capital securities is outstanding.

         Holders of Series A capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Series A capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Declaration of Trust, but will not be entitled to any further registration rights under the Registration Rights Agreement.

         If any tendered Series A capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A capital securities will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

         Holders who tender Series A capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series A capital securities in connection with the exchange offer. InterWest Bancorp will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "- Fees and Expenses."

         Neither the Board of Directors of InterWest Bancorp nor any Trustee of InterWest Capital Trust I makes any recommendation to holders of Series A capital securities as to whether to tender or refrain from tendering all or any portion of their Series A capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Series A capital securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Series A capital securities to tender based on such holders own financial position and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The expiration date is 5:00 p.m., New York City time, on ________ ___, 2000, unless the exchange offer is extended by InterWest Bancorp or InterWest Capital Trust I, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

         InterWest Bancorp and InterWest Capital Trust I expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

         - delay the acceptance of the Series A capital securities for exchange;

         - terminate the exchange offer, whether or not any Series A capital securities have been accepted for exchange, if InterWest Bancorp and InterWest Capital Trust I determine that any of the events or conditions referred to under "- Conditions to the Exchange Offer" have occurred or exist;

         - extend the expiration date of the exchange offer and retain all Series A capital securities tendered pursuant to the exchange offer, subject, however, to the right of holders of Series A capital securities to withdraw their tendered Series A capital securities as described under "- Withdrawal Rights;" and

         - waive any condition or otherwise amend the terms of the exchange offer in any respect.

         If the exchange offer is amended in a manner determined by InterWest Bancorp and InterWest Capital Trust I to constitute a material change, or if InterWest Bancorp and InterWest Capital Trust I waive a material condition of the exchange offer, InterWest Bancorp and InterWest Capital Trust I will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Series A capital securities, and InterWest Bancorp and InterWest Capital Trust I will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which InterWest Bancorp and InterWest Capital Trust I may choose to make any public announcement and subject to applicable law, InterWest Bancorp and InterWest Capital Trust I shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF SERIES B CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the exchange offer, InterWest Capital Trust I will exchange, and will issue to the exchange agent, Series B capital securities for Series A capital securities validly tendered and not withdrawn promptly after the expiration date.

         In all cases, delivery of Series B capital securities in exchange for Series A capital securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

         - Series A capital securities or a book-entry confirmation of a book-entry transfer of Series A capital securities into the exchange agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a letter of transmittal;

         - the letter of transmittal, or a facsimile, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and

         -        any other documents required by the letter of transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Series A capital securities into the exchange agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that InterWest Capital Trust I and InterWest Bancorp may enforce such letter of transmittal against such participant.

         Subject to the terms and conditions of the exchange offer, InterWest Bancorp and InterWest Capital Trust I will be deemed to have accepted for exchange, and thereby exchanged, Series A capital securities validly tendered and not withdrawn as, if and when InterWest Capital Trust I gives oral or written notice to the exchange agent of InterWest Bancorp' and InterWest Capital Trust I's acceptance of such Series A capital securities for exchange pursuant to the exchange offer. The exchange agent will act as agent for InterWest Capital Trust I for the purpose of receiving tenders of Series A capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving Series A capital securities, letters of transmittal and related documents and transmitting Series B capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Series A capital securities tendered pursuant to the exchange offer is delayed, whether before or after InterWest Capital Trust I's acceptance for exchange of Series A capital securities, or InterWest Bancorp and InterWest Capital Trust I extend the exchange offer or are unable to accept for exchange or exchange Series A capital securities tendered pursuant to the exchange offer, then, without prejudice to InterWest Bancorp' and InterWest Capital Trust I's rights set forth herein, the exchange agent may, nevertheless, on behalf of InterWest Bancorp and InterWest Capital Trust I and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Series A capital securities. Such Series A capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "- Withdrawal Rights."

         Pursuant to the letter of transmittal or Agent's Message in lieu thereof, a holder of Series A capital securities will warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Series A capital securities, that InterWest Capital Trust I will acquire good, marketable and unencumbered title to the tendered Series A capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the Series A capital securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by InterWest Bancorp, InterWest Capital Trust I or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Series A capital securities tendered pursuant to the exchange offer.

PROCEDURES FOR TENDERING SERIES A CAPITAL SECURITIES

         VALID TENDER. Except as set forth below, in order for Series A capital securities to be validly tendered pursuant to the exchange offer, a properly completed and duly executed letter of transmittal, or facsimile of such letter, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and any other required documents, must be received by the exchange agent at its address set forth under "- Exchange Agent," and, in addition, one of the following:

         - tendered Series A capital securities must be received by the exchange agent;

         - such Series A capital securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or prior to the expiration date; or

         - the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Series A capital securities are tendered, a tendering holder should fill in the amount of Series A capital securities being tendered in the appropriate box on the letter of transmittal, or so indicate in an Agent's Message in lieu of the letter of transmittal. The untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Series A capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure a timely delivery.

         BOOK-ENTRY TRANSFER. The exchange agent will establish an account with respect to the Series A capital securities at DTC for purposes of the exchange offer within two Business Days, a defined under "Description of Series B Securities - Description of Capital Securities - Distributions," after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Series A capital securities by causing DTC to transfer such Series A capital securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Series A capital securities may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or facsimile of such letter, properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "- Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

         SIGNATURE GUARANTEES. If a certificate for the Series A capital securities is registered in a name other than that of the person surrendering the certificate or such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal, such certificate must be endorsed or accompanied by a properly executed bond power, with the respective endorsement or signature guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including, as such terms are defined therein:

         -        a bank;

         - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

         -        a credit union;

         - a national securities exchange, registered securities association or clearing agency; or

         - an "Eligible Institution," which is a savings association that is a participant in a Securities Transfer Association, unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the letter of transmittal.

         GUARANTEED DELIVERY. If a holder desires to tender Series A capital securities pursuant to the exchange offer and the certificates for such Series A capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Series A capital securities may nevertheless be tendered; provided, however, that all of the following guaranteed delivery procedures are complied with:

         -        such tenders are made by or through an Eligible Institution;

         - a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or prior to the expiration date; and

         - the certificates, or a book-entry confirmation representing all tendered Series A capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or a facsimile of such letter, or Agent's Message with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Series B capital securities in exchange for Series A capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of Series A capital securities, or of a book-entry confirmation with respect to such Series A capital securities, and a properly completed and duly executed letter of transmittal, or facsimile of such letter, or Agent's Message together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of Series B capital securities might not be made to all tendering holders at the same time, and will depend upon when Series A capital securities, book-entry confirmations with respect to Series A capital securities and other required documents are received by the exchange agent.

         InterWest Bancorp' and InterWest Capital Trust I's acceptance for exchange of Series A capital securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, InterWest Bancorp and InterWest Capital Trust I upon the terms and subject to the conditions of the exchange offer.

         DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Series A capital securities will be determined by InterWest Bancorp and InterWest Capital Trust I, in their sole discretion, whose determination shall be final and binding on all parties. InterWest Bancorp and InterWest Capital Trust I reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to InterWest Bancorp and InterWest Capital Trust I, be unlawful. InterWest Bancorp and InterWest Capital Trust I also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Series A capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by InterWest Bancorp and InterWest Capital Trust I of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of Series A capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of InterWest Bancorp, InterWest Capital Trust I, any affiliates or assigns of InterWest Bancorp or InterWest Capital

Trust I, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by InterWest Bancorp and InterWest Capital Trust I, proper evidence satisfactory to InterWest Bancorp and InterWest Capital Trust I, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Series A capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

RESALE OF SERIES B CAPITAL SECURITIES

         InterWest Capital Trust I is making the exchange offer for the Series B capital securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither InterWest Bancorp nor InterWest Capital Trust I sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, InterWest Bancorp and InterWest Capital Trust I believe that Series B capital securities issued pursuant to this exchange offer in exchange for Series A capital securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and Prospectus delivery requirements of the Securities Act; provided, however, that such Series B capital securities are acquired in the ordinary course of such holder's business, that such holder is not participating, and has no arrangement or understanding with any person to participate in, a distribution as defined in the Securities Act of such Series B capital securities and that such holder is not a broker-dealer. However, any holder of Series A capital securities who is an affiliate of InterWest Bancorp or InterWest Capital Trust I or who intends to participate in the exchange offer for the purpose of distributing Series B capital securities, or any broker-dealer who purchased Series A capital securities from InterWest Capital Trust I to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

         - will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in the above-mentioned interpretive letters;

         - will not be permitted or entitled to tender such Series A capital securities in the exchange offer; and

         - must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Series A capital securities, unless such sale is made pursuant to an exemption from such requirements.

         In addition, as described below, participating broker-dealers must deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of Series B capital securities.

         Each holder of Series A capital securities who wishes to exchange Series A capital securities for Series B capital securities in the exchange offer will be required to represent that:

         - it is not an affiliate of InterWest Bancorp or InterWest Capital Trust I;

         - any Series B capital securities to be received by it are being acquired in the ordinary course of its business;

         - it has no arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of such Series B capital securities; and

         - if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of such Series B capital securities.

         The letter of transmittal contains the foregoing representations. In addition, InterWest Bancorp and InterWest Capital Trust I may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to InterWest Bancorp and InterWest Capital Trust I in writing information as to the number of "beneficial owners," as defined in Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the Capital Securities to be exchanged in the exchange offer. Each participating broker-dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an Agent's Message that it acquired the Series
A capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B capital securities. The letter of transmittal states that by so acknowledging and by delivering a Prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance in the interpretive letters referred to above, InterWest Bancorp and InterWest Capital Trust I believe that participating broker-dealers who acquired Series A capital securities for their own accounts as a result of market-making activities or other trading activities, may fulfill their Prospectus delivery requirements with respect to the Series B capital securities received upon exchange of such Series A capital securities, other than Series A capital securities which represent an unsold allotment from the original sale of the Series A capital securities, with a Prospectus meeting the requirements of the Securities Act, which may be the Prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B capital securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of Series B capital securities received in exchange for Series A capital securities where such Series A capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, InterWest Bancorp and InterWest Capital Trust I have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such Series B capital securities for a period ending 90-days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such Series B capital securities have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this Prospectus in connection with the resale of Series B capital securities received in exchange for Series A capital securities pursuant to the exchange offer must notify InterWest Bancorp or InterWest Capital Trust I, or cause InterWest Bancorp or InterWest Capital Trust I to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "- Exchange Agent." Any person, including any participating broker-dealer, who is an affiliate of InterWest Bancorp or InterWest Capital Trust I may not rely on such interpretive letters and must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each participating broker-dealer who surrenders Series A capital securities pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or delivery of an Agent's Message that, upon receipt of notice from InterWest Bancorp or InterWest Capital Trust I of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such participating broker-dealer will suspend the sale of Series B capital securities, or the Series B guarantee or the Series B debentures, as applicable, pursuant to this Prospectus until InterWest Bancorp or InterWest Capital Trust I has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such participating broker-dealer or InterWest Bancorp or InterWest Capital Trust I has given notice that the sale of the Series B capital securities, or the Series B guarantee or the Series B debentures, as applicable, may be resumed, as the case may be. If InterWest Bancorp or InterWest Capital Trust I gives such notice to suspend the sale of the Series B capital securities, or the Series B guarantee or the Series B debentures, as applicable, it shall extend the 90-day period referred to above during which participating broker-dealers are entitled to use this Prospectus in connection with the resale of Series B capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Series B capital securities or to and including the date on which InterWest Bancorp or InterWest Capital Trust I has given notice that the sale of Series B capital securities, or the Series B guarantee or the Series B debentures, as applicable, may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Series A capital securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at one of its addresses set forth under "- Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the Series A capital securities to be withdrawn, the aggregate principal amount of Series A capital securities to be withdrawn, and, if certificates for such Series A capital securities have been tendered, the name of the registered holder of the Series A capital securities as set forth on the Series A capital securities, if different from that of the person who tendered them. If Series A capital securities have been delivered or otherwise identified to the exchange agent, then prior to their physical release, the tendering holder must submit the certificate numbers shown on the particular Series A capital securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Series A capital securities tendered for the account of an Eligible Institution. If Series A capital securities have been tendered pursuant to the procedures for book-entry transfer set forth in "- Procedures for Tendering Series A Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Series A capital securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission. Withdrawals of tenders of Series A capital securities may not be rescinded. Series A capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "- Procedures for Tendering Series A Capital Securities."

         All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by InterWest Bancorp and InterWest Capital Trust I, in their sole discretion, whose determination shall be final and binding on all parties. None of InterWest Bancorp, InterWest Capital Trust I, any affiliates or assigns of InterWest Bancorp or InterWest Capital Trust I, the exchange agent or any other person, shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Series A capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON SERIES B CAPITAL SECURITIES

         Distributions on the Series B capital securities are payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2000, at the annual rate of 9.875% of the liquidation amount to the holders of the Series B capital securities on the relevant record dates. Distributions on the Series B capital securities will accumulate from May 15, 2000, the date of the initial distribution on the capital securities.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, InterWest Bancorp and InterWest Capital Trust I will not be required to accept for exchange, or to exchange, any Series A capital securities for any Series B capital securities, and, as described below, may terminate the exchange offer, whether or not any Series A capital securities have theretofore been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

         - there shall occur a change in the current interpretation by the staff of the Securities and Exchange Commission which permits the Series B capital securities issued pursuant to the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers and any such holder which is an affiliate of InterWest Bancorp or InterWest Capital Trust I, without compliance with the registration and Prospectus delivery provisions of the Securities Act; provided, however, that such Series B capital securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Series B capital securities;

         - any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of InterWest Bancorp or InterWest Capital Trust I, would reasonably be expected to impair its ability to proceed with the exchange offer;

         - any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in InterWest Bancorp' and InterWest Capital Trust I's judgment, would reasonably be expected to impair the ability of InterWest Capital Trust I or InterWest Bancorp to proceed with the exchange offer;

         - a banking moratorium shall have been declared by United States federal or Washington or New York state authorities which, in InterWest Bancorp' and InterWest Capital Trust I's judgment, would reasonably be expected to impair the ability of InterWest Capital Trust I or InterWest Bancorp to proceed with the exchange offer;

         - trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Securities and Exchange Commission or any other governmental authority which, in InterWest Bancorp' and InterWest Capital Trust I's judgment, would reasonably be expected to impair the ability of the issuer or InterWest Bancorp to proceed with the exchange offer; or

         - a stop order shall have been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of InterWest Bancorp or InterWest Capital Trust I, threatened for that purpose, or any governmental approval which either InterWest Bancorp or InterWest Capital Trust I shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

         If InterWest Bancorp and InterWest Capital Trust I determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, they may, subject to applicable law, terminate the exchange offer or waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, InterWest Bancorp and InterWest Capital Trust I will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Series A capital securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

         Wilmington Trust Company, as Exchange Agent
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-0001
         Attn: Corporate Trust Operations - InterWest Capital Trust I
               Exchange Offer

         Facsimile Transmission (Eligible Institutions only): (302) 651-8882

         Confirm by telephone or for information call: (302) 651-1000

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         InterWest Bancorp has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. InterWest Bancorp will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Series A capital securities, and in handling or tendering for their customers.

         Holders who tender their Series A capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Series B capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Series A capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Series A capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither InterWest Bancorp nor InterWest Capital Trust I will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                       DESCRIPTION OF SERIES B SECURITIES

         The terms of the Series B securities are identical in all material respects to the terms of the Series A securities, except that

         - the Series A capital securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement which will terminate upon consummation of the exchange offer;

         - the Series B capital securities will not provide for any increase in the distribution rate; and

         - the Series B debentures will not provide for any increase in the interest rate.

         Except where otherwise indicated, the following description applies to both the Series B capital securities and the Series A capital securities.

         THIS SUMMARY DESCRIBES THE MATERIAL PROVISIONS OF THE CAPITAL SECURITIES. IT IS NOT COMPLETE AND IS SUBJECT TO, AND QUALIFIED BY, THE TRUST AGREEMENT, INCLUDING THE DEFINITIONS USED IN THE TRUST AGREEMENT, AND THE TRUST INDENTURE ACT OF 1939, AS AMENDED. WE HAVE INCORPORATED THE DEFINITIONS USED IN THE TRUST AGREEMENT IN THIS PROSPECTUS. YOU CAN RECEIVE A COMPLETE COPY OF THE FORM OF TRUST AGREEMENT BY REQUESTING A COPY FROM INTERWEST BANCORP.

                        DESCRIPTION OF CAPITAL SECURITIES

         The capital securities represent beneficial interests in the Trust. As a holder of capital securities, you are entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the capital securities or liquidation of the Trust, as described under "- Subordination of Common Securities." The trust agreement will not be qualified under the Trust Indenture Act of 1939, except upon effectiveness of the exchange offer registration statement or the shelf registration statement. By its terms, however, the trust agreement will incorporate certain provisions of the Trust Indenture Act, and, upon consummation of the exchange offer or effectiveness of the shelf registration statement, the trust agreement will be subject to and governed by the Trust Indenture Act.

         The capital securities are limited to $40.0 million aggregate liquidation amount at any one time outstanding, including any exchange capital securities that may be issued from time to time in exchange for the capital securities, as described under "Exchange Offer; Registration Rights." The capital securities rank equal to, and payments will be made on a pro rata basis with, the common securities, except as described under "- Subordination of Common Securities." The property trustee has legal title to the junior subordinated debentures and holds them in trust for the benefit of you and the other holders of the capital securities. Our guarantee for the benefit of the holders of the capital securities will be a guarantee on a subordinated basis with respect to the capital securities, but will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. You should read "Description of Guarantee" for more information about our guarantee.

         The capital securities have been rated "BBB-" by Thomson Financial Bank Watch. See "Ratings."

DISTRIBUTIONS

         Distributions on the capital securities will be cumulative, and will accumulate from the date that the capital securities are first issued. Distributions will be made at the annual rate of 9.875% of the stated liquidation amount, payable semi-annually in arrears on the distribution dates, which are May 15 and November 15 of each year, commencing May 15, 2000, to the holders of the capital securities on the relevant record dates. The record dates will be the 1st day of the month in which the relevant payment occurs. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months.

         If any distribution date would otherwise fall on a day that is not a business day, the distribution date will be postponed to the next day that is a business day without any additional payments for the delay, unless the distribution would fall in the next calendar year, in which case the distribution date will be the last business day of the calendar year. A business day means any day other than a Saturday, a Sunday, or a day on which banking institutions in Wilmington, Delaware, New York, New York are authorized or required by law or executive order to remain closed.

         The Trust's revenue available for distribution to holders of the capital securities will be limited to our payments to the Trust under our junior subordinated debentures. For more information, please refer to "Description of Junior Subordinated Debentures - General." If we do not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the capital securities. Our guarantee only covers the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read "Description of Guarantee" for more information about the extent of our guarantee.

OPTION TO DEFER INTEREST PAYMENTS

         As long as no debenture event of default exists, we have the right under the Indenture to elect to defer the payment of interest on the junior subordinated debentures, at any time or from time to time, for no more that 10 consecutive semi-annual periods, provided that no deferral period will end on a date other than an interest payment date, or extend beyond November 15, 2029, the stated maturity date of the junior subordinated debentures. If we defer payments, the Trust will defer semi-annual distributions on the capital securities during the deferral period. During any deferral period, distributions will continue to accumulate on the capital securities and on any accumulated and unpaid distributions, compounded semi-annually from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the junior subordinated debentures. The term distributions includes any accumulated additional distributions.

         Before the end of any deferral period, we may extend the deferral period, as long as the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods, or, to end on a date other than an interest payment date or extend beyond November 15, 2029. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments, or to extend a deferral period at least five business days before the earlier of:

         - the date the distributions on the capital securities would have been payable, except for the election to begin a deferral period; and

         - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system or to holders of the capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

         There is no limitation on the number of times that we may elect to begin a deferral period. Please refer to "Description of Junior Subordinated Debentures - Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         During any deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our common stock;

         - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equal or junior to the junior subordinated debentures; or

         - make any guarantee payments with respect to any guarantee of the debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures.

         Notwithstanding the foregoing, during a deferral period the following is permitted:

         - a payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

         - a declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

         -        a payment under the guarantee;

         - a reclassification of our common stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         - the purchase of fractional interests in shares of our common stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

         - the purchase of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         We do not currently intend to exercise our right to defer payments of interest on the junior subordinated debentures. Our obligations under the guarantee to make payments of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Guarantee" for more information about the extent of our guarantee.

REDEMPTION

         Upon repayment at maturity on November 15, 2029 or prepayment, in whole or in part prior to November 15, 2029, of the junior subordinated debentures (other than following the distribution of the junior subordinated debentures to you as a holder of the Trust's capital securities and us, as the holder of the Trust's common securities), the property trustee will apply the proceeds from the repayment or prepayment of the junior subordinated debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem, at the applicable redemption price, capital and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debentures paid to the Trust. The Trust will give notice of any redemption of capital securities between 30 to 60 days prior to the redemption date.

         If we prepay less than all of the junior subordinated debentures on a redemption date, then the property trustee will allocate the proceeds of the prepayment on a PRO RATA basis among the capital securities and the common securities. If a court of competent jurisdiction enters an order to dissolve the

Trust, the junior subordinated debentures will be subject to optional prepayment in whole, but not in part, on or after November 15, 2009.

         We will have the right to prepay the junior subordinated debentures:

         -        in whole or in part, on or after November 15, 2009; and

         - in whole but not in part, at any time prior to November 15, 2009, if there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the junior subordinated debentures.

         We may have to obtain regulatory approval, including the approval of the Federal Reserve Board before we redeem any junior subordinated debentures. Please refer to "Description of Debentures - Optional Prepayment" and "Special Event Prepayment" for information on prepayment of the junior subordinated debentures.

         The redemption prices applicable to the capital securities correspond to the maturity and prepayment prices applicable to the junior subordinated debentures.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

         We have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, as required by applicable law, we have the right to distribute the junior subordinated debentures to the holders of the capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

         - an opinion of counsel to the effect that if we distribute the junior subordinated debentures, the holders of the capital securities will not experience a taxable event; and

         -        all required regulatory approvals.

         The Trust will automatically dissolve if:

         -        certain bankruptcy events occur, or we dissolve or liquidate;

         - we distribute junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities to holders of such securities and we, as sponsor, have given written directions to the property trustee to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);

         - the Trust redeems all of the capital securities and common securities in accordance with their terms;

         -        the Trust's term expires; or

         - a court of competent jurisdiction enters an order for the dissolution of the Trust.

         If the Trust is dissolved for any of the above reasons, except for a redemption of all capital securities and the common securities, it will be liquidated by the administrative trustees as quickly as they determine to be possible by distributing to holders of the capital securities and the common securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the capital securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, or if a debenture event of default exists, the capital securities will have a priority over the common securities. For more information, please refer to "- Subordination of Common Securities."

         After the liquidation date is fixed for any distribution of junior subordinated debentures to holders of the capital securities:

         - the capital securities will no longer be deemed to be outstanding;

         - DTC or its nominee will receive in respect of each registered global certificate representing capital securities a registered global certificate representing the junior subordinated debentures to be delivered upon this distribution; and

         - any certificates representing capital securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of those capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those capital securities until such certificates are presented to the administrative trustees or their agent for cancellation, in which case we will issue to those holders, and the debenture trustee will authenticate, a certificate representing the junior subordinated debentures.

         We cannot assure you of the market prices for the capital securities, or the junior subordinated debentures that may be distributed to you in exchange for the capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the capital securities that you purchase, or the junior subordinated debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the capital securities.

         If we elect not to prepay the junior subordinated debentures prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the junior subordinated debentures to holders of the capital securities, the capital securities will remain outstanding until the repayment of the junior subordinated debentures on November 15, 2029.

REDEMPTION PROCEDURES

         If we pay the junior subordinated debentures at maturity or earlier prepayment, the Trust will redeem capital securities at the applicable redemption price with the proceeds that it receives from our payment or repayment of the junior subordinated debentures. Any redemption of capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to "Subordination of Common Securities."

         If the Trust gives a notice of redemption for the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

         - the capital securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price. For more information, you should refer to "- Form, Denomination, Book-Entry Procedures and Transfers."

         - the capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities. For more information, you should refer to "- Payment and Paying Agency."

         The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.

         Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders of the capital securities to receive the applicable redemption price, without interest, and the capital securities called to be redeemed will cease to be outstanding.

         If any redemption date for the capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment shall be made on the last business day of the calendar year. If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee:

         - distributions on the capital securities will continue to accumulate from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid; and

         - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of capital securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the junior subordinated debentures, on and after the redemption date, distributions will cease to accrue on the capital securities called for redemption.

         Subject to applicable law, including, without limitation, federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding capital securities in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, the redemption price of, and the liquidation distribution for, the capital securities and the common securities, as applicable, will generally be made on a PRO RATA basis. However, if an event of default under the junior subordinated debentures exists on any distribution, redemption or liquidation date, no payment of any distribution on, or applicable redemption price of, or liquidation distribution for, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or liquidation distribution is made in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution for, the capital securities then due and payable.

         In the case of any event of default under the trust agreement, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured or waived. Until any event of default has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         An event of default under the Indenture constitutes an event of default under the trust agreement. See "Description of Debentures - Debenture Events of Default."

         The trust agreement provides that within ten (10) business days after any event of default actually known to the property trustee occurs, the property trustee will give notice of the event of default to the holders of the capital securities, the administrative trustees and to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether we and the administrative trustees have complied with the applicable conditions and covenants of the trust agreement.

         If a debenture event of default exists, the capital securities will have a preference over the common securities as described under "- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "- Subordination of Common Securities." An event of default does not entitle the holders of capital securities to require the redemption of the capital securities.

REMOVAL OF ISSUER TRUSTEES

         Unless a debenture event of default exists, we may remove the property trustee and the Delaware trustee at any time. If a debenture event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         If the property trustee, the Delaware trustee or any administrative trustee that is not a natural person is merged, converted or consolidated into another entity, or the property trustee or the Delaware trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the property trustee or the Delaware trustee, the new entity shall be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at our request, as sponsor, and with the consent of the administrative trustees but without the consent of the holders of the capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

         -        the successor either:

                  - expressly assumes all of the obligations of the Trust with respect to the capital securities; or

                  - substitutes securities for the capital securities that have substantially the same terms as the capital securities so long as the substitute securities rank equal to or the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         - we appoint a trustee of the successor possessing the same powers and duties as the property trustee with respect to the junior subordinated debentures;

         - the substitute securities are listed, or any substitute securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or quoted, if any;

         - if the capital securities, substitute securities or junior subordinated debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities to be downgraded by any such rating organization;

         - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

         - the successor has a purpose substantially identical to that of the Trust;

         - prior to the transaction, we received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

                  - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity);

                  - following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act; and

                  - the Trust continues to be, and any successor will be, classified as a grantor trust for federal income tax purposes; and

         - we, or any permitted successor or assignee, own all of the common securities of the successor and guarantee the obligations of the successor under the substitute securities at least to the extent provided by our guarantee and the common securities guarantee.

         Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease all or substantially all its properties and assets to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor not to be classified as a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee - Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the capital securities have no voting rights.

         We, together with the property trustee and the administrative trustees, may amend the trust agreement from time to time, without the consent of the holders of the capital securities:

         (1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement; or

         (2) to modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any capital securities are outstanding, the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for U.S. federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act; or

         (3) to modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct an exchange offer in the manner contemplated by the registration rights agreement;

PROVIDED, HOWEVER, that the amendment would not adversely affect in any material respect the interests of the holders of the capital securities. Any amendments of the trust agreement pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the capital securities.

         We, together with the property trustee and the administrative trustees, may amend the trust agreement:

         - with the consent of holders of a majority (in liquidation amount) of the outstanding capital securities; and

         - upon receipt by the property trustee and the administrative trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the property trustee and the administrative trustees in accordance with the amendment will not affect the Trust's classification as an entity that is not taxable as a corporation or as being a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act;

PROVIDED that, without the consent of each holder of capital securities, no amendment may change the amount or timing of any distribution on the capital securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital securities as of a specified date, change any of the prepayment provisions, or restrict the right of a holder of capital securities to sue for the enforcement of any payment on or after the specified date.

         So long as the property trustee holds any junior subordinated debentures, the trustees may not:

         - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the junior subordinated debentures;

         -        waive certain past defaults under the Indenture;

         - exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the junior subordinated debentures; or

         - consent to any amendment, modification or termination of the Indenture or the junior subordinated debentures, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of junior subordinated debentures affected by the amendment, modification or termination, the property trustee will not give consent without the prior approval of each holder of the capital securities.

         The trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities, except by subsequent vote of such holders. The property trustee shall notify each holder of capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for federal income tax purposes on account of such action.

         Any required approval of holders of capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of capital securities in accordance with the trust agreement.

         No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities in accordance with the trust agreement.

         Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Trust, the trustees or any affiliates thereof shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Series B capital securities may be issued in certificated form or as "global capital securities," which shall consist of one or more capital securities in registered, global form.

         In the event that capital securities are issued in certificated form, the capital securities will be issued in blocks having a liquidation amount of not less than $100,000 and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

         The global capital securities will be deposited upon issuance with the property trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the global capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 capital securities. Beneficial interests in the global capital securities may not be exchanged for capital securities in certificated form, except in the limited circumstances described below. See "- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Other capital securities may be issued in registered, certificated, i.e., non-global form. Other capital securities may not be exchanged for beneficial interests in any global capital securities, except in the limited circumstances described below. See "- Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Transfer of beneficial interests in the global capital securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITARY PROCEDURES

         DTC has advised the Trust and us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, to eliminate the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

         DTC also has advised the Trust and us that, pursuant to procedures established by it, (1) upon deposit of the global capital securities, DTC will credit the accounts of participants designated by the initial purchasers with the designated liquidation amount of the global capital securities and (2) ownership of beneficial interests in the global capital securities will be shown on, and the transfer of ownership of the global capital securities will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global capital securities).

         You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the capital securities, see "- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "- Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of beneficial interest in the global capital securities will not have capital securities registered in their name, will not receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

         Payments on the global capital security registered in the name of DTC, or its nominee, will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

         - any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global capital securities; or

         - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         DTC has advised the Trust and us that its current practice, upon receipt of any payment on the capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the capital securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the property trustee, the Trust or us. None of the Trust, InterWest Bancorp, Inc. nor the property trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the capital securities, and the Trust, InterWest Bancorp, Inc. and the property trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

         Any secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of capital securities (including, without limitation, presenting the capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global capital securities in respect of the portion of the liquidation amount of the capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global capital securities for legended capital securities in certificated form and to distribute the certificated capital securities to its participants.

         We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

         Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of the Trust, InterWest Bancorp nor the property trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global capital securities that are maintained by DTC or any of its participants or indirect participants.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A global capital security will be exchanged for capital securities in registered certificated form if:

         - DTC notifies the Trust that it is unwilling or unable to continue as depositary for the global capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC's notice, or has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;

         - we, in our sole discretion, elect to cause the capital securities to be issued in certificated form; or

         - an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

         In addition, beneficial interests in a global capital security will be exchanged by or on behalf of DTC for certificated capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, certificated capital securities delivered in exchange for any global capital security will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors," unless the property trustee determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL SECURITIES

         Capital securities which are issued in certificated form may not be exchanged for beneficial interests in any global capital security unless such exchange occurs in connection with a transfer of such other capital securities and the transferor first delivers to the property trustee a written certificate, in the form provided in the Declaration of Trust, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such capital securities.

PAYMENT AND PAYING AGENCY

         The Trust will make payments on any global capital security to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. The Trust will make payments on the capital securities that are not held by DTC by mailing a check to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the administrative trustees and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

RESTRICTIONS ON TRANSFER

         The capital securities may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such capital securities for any purpose, including but not limited to the receipt of distributions on such capital securities, and such purported transferee will be deemed to have no interest whatsoever in such capital securities. You should refer to "Notice to Investors" for a detailed description of the restrictions on transfer.

REGISTRAR AND TRANSFER AGENT

         The property trustee will act as registrar and transfer agent for the capital securities.

         The Trust will register transfers of the capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the capital securities registered after they have been called for redemption.

MISCELLANEOUS

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust so that:

         - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

         -        the Trust will be classified as a grantor trust for U.S.
                  federal income tax purposes; and

         - the junior subordinated debentures will be treated as our indebtedness for U.S. federal income tax purposes.

         We, together with the administrative trustees, are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable, as long as it does not materially adversely affect the interests of the holders of the capital securities.

         The trust agreement provides that holders of the capital securities have no preemptive or similar rights to subscribe for any additional capital securities and the issuance of capital securities is not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

         The trust agreement and capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         Except if an event of default exists under the trust agreement, the property trustee will undertake to perform only the duties specifically set forth in the trust agreement. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the capital securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

                            DESCRIPTION OF DEBENTURES

         THE SERIES A DEBENTURES WERE, AND THE SERIES B DEBENTURES WILL BE, ISSUED UNDER AN INDENTURE, AS SUPPLEMENTED FROM TIME TO TIME, BETWEEN INTERWEST BANCORP AND THE DEBENTURE TRUSTEE. UPON EFFECTIVENESS WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE REGISTRATION STATEMENT RELATING TO THIS EXCHANGE OFFER, THE INDENTURE WILL BE QUALIFIED UNDER THE TRUST INDENTURE ACT. BY ITS TERMS, THE INDENTURE WILL INCORPORATE BY REFERENCE CERTAIN PROVISIONS OF THE TRUST INDENTURE ACT AND UPON CONSUMMATION OF THE EXCHANGE OFFER OR EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THE INDENTURE WILL BE GOVERNED BY AND SUBJECT TO THE TRUST INDENTURE ACT.

         THIS SUMMARY DESCRIBES THE MATERIAL PROVISIONS OF THE JUNIOR SUBORDINATED DEBENTURES. IT IS NOT COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE INDENTURE. WE HAVE INCORPORATED THE DEFINITIONS USED IN THE INDENTURE IN THIS PROSPECTUS. YOU CAN OBTAIN A COPY OF THE INDENTURE BY REQUESTING IT FROM INTERWEST BANCORP. WILMINGTON TRUST COMPANY WILL ACT AS DEBENTURE TRUSTEE UNDER THE INDENTURE.

GENERAL

         Concurrently with the issuance of the Series A capital securities, the Trust invested the proceeds from the sale of the Series A capital securities and its common securities in junior subordinated debentures issued by InterWest Bancorp. The junior subordinated debentures bear interest at the annual rate of 9.875% of the principal amount of the junior subordinated debentures, payable semi-annually in arrears on interest payment dates of May 15 and November 15 of each year and at maturity to the person in whose name each junior subordinated debenture is registered at the close of business on the relevant record date. The first interest payment date for the junior subordinated debentures will be May 15, 2000. The period beginning on and including the date the junior subordinated debentures are first issued and ending on but excluding May 15, 2000 and each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

         We anticipate that, until the liquidation, if any, of the Trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day (without any interest or other payment due to the delay), unless it would fall in the next calendar year, in which case the interest payment date shall be the last business day of the calendar year.

         Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate of 9.875% per year, compounded semi-annually from the last interest payment date for which interest was paid. The term "interest" as used in this Prospectus includes semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable interest payment date.

         Notwithstanding anything to the contrary above, if the maturity date falls on a day that is not a business day, the payment of principal, premium, if any, and interest will be paid on the next business day, with the same force and effect as if made on such date, and no interest on such payments will accrue from and after such date.

         The junior subordinated debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

         The junior subordinated debentures will mature on November 15, 2029, unless redeemed prior thereto in accordance with the terms discussed below.

         The junior subordinated debentures will rank equal to all of our other subordinated debentures which have been or may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior to all of our senior indebtedness to the extent and in the manner set forth in the Indenture. See "Subordination."

         We are a bank holding company regulated by the Federal Reserve Board, and substantially all of our operating assets are owned by InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila. We are a legal entity separate and distinct from our subsidiaries. Holders of junior subordinated debentures should look only to us for payments on the junior subordinated debentures. The principal sources of our income are dividends, interest and fees from our bank subsidiaries. We rely primarily on dividends from our bank subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from our bank subsidiaries are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over our bank subsidiaries. See "Regulation and Supervision." Under the Federal Deposit Insurance Act, an insured depositary institution such as InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on their current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila. During the year ended September 30, 1999, InterWest Bank declared dividends of $21.0 million payable to us. At September 30, 1999, approximately $49.3 million was available for payment of dividends to us without prior regulatory approval by bank subsidiaries we owned at that date. Subsequent to September 30, 1999, InterWest Bank declared dividends of $6.0 million payable to us.

         Payment of dividends by our bank subsidiaries is also subject to their profitability, financial condition and capital expenditures and other cash flow requirements. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless:

         - the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends, and

         - the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

We cannot assure you that InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila will be able to pay dividends at past levels, or at all, in the future.

         In addition to restrictions on the payment of dividends, our bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from our bank subsidiaries unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by our bank subsidiaries are generally limited in amount as to us and as to each of such other affiliates to 10% of their capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of their capital and surplus. As of September 30, 1999, approximately $16.0 million of credit was available to us under this limitation, if adequate collateral would have been available to secure such borrowings.

         Also, as a holding company, our right to receive any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus your right to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila), except to the extent that we may be recognized as a creditor of that subsidiary. At September 30, 1999, our subsidiaries had total liabilities, including deposits, of $2.4 billion. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including InterWest Bank, Pacific Northwest Bank, and National Bank of Tukwila's deposit liabilities) and all liabilities of any of our future subsidiaries. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or any subsidiary, including senior indebtedness. See "- Subordination."

FORM, REGISTRATION AND TRANSFER

         If the junior subordinated debentures are distributed to the holders of the capital securities, the junior subordinated debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, you should read "Description of Capital Securities - Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and interest on the junior subordinated debentures will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of junior subordinated debentures in global form:

         - by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the junior subordinated debentures; or

         - by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any junior subordinated debenture will be made to the person or entity in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

         Any moneys deposited with the debenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of (or premium, if any) or interest on any junior subordinated debenture and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of the junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no debenture event of default exists, we will have the right under the Indenture to defer the payment of interest on the junior subordinated debentures, at any time and from time to time, for no more than 10 consecutive semi-annual periods for each deferral period, provided that no deferral period shall end on a date other than an interest payment date or extend beyond November 15, 2029. At the end of a deferral period, we must pay all interest then accrued and unpaid (together with interest thereon at the rate of 9.875% per year, compounded semi-annually from the last interest payment date to which interest was paid, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the capital securities or, if the junior subordinated debentures have been distributed to holders of the capital securities, holders of junior subordinated debentures, will be required to include that deferred interest in gross income for federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount."

         During any such deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal to or junior to the junior subordinated debentures; or

         - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including our guarantee of the capital securities of the Trust and any other guarantees) if such guarantee ranks equal or junior to the junior subordinated debentures other than:

              (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

              (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto;

              (c) payments under the guarantee;

              (d) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

              (e) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

              (f) purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         Before the end of any deferral period, we may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods, to end on a date other than an interest payment date or to extend beyond November 15, 2029. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the rate of 9.875% per year, compounded semi-annually, to the extent permitted by applicable law), we may elect to begin a new deferral period, subject to the requirements set forth in this Prospectus. No interest will be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election at least five business days before the earlier of:

         - the date the distributions on the capital securities would have been payable, except for the election to begin or extend such deferral period;

         - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system on which the capital securities are listed or quoted or to holders of capital securities of the record date for such distributions; or

         - the date such distributions are payable, but at least five business days prior to the record date.

         The debenture trustee will notify holders of the capital securities of our election to begin or extend a new deferral period.

         There is no limit on the number of times that we may elect to begin a deferral period.

         We do not currently intend to exercise our right to defer payments of interest on the junior subordinated debentures.

OPTIONAL PREPAYMENT

         The junior subordinated debentures will be prepayable, in whole or in part, at our option on or after November 15, 2009, subject to our receipt of any required regulatory approval, at an optional prepayment price equal to the percentage of the outstanding principal amount of the junior subordinated debentures specified below, plus, in each case, accrued and unpaid interest on the junior subordinated debentures, if any, to the date of prepayment if redeemed during the 12-month period beginning November 15 of the years indicated below:


         YEAR                                                            PERCENTAGE
     2009..................................................................104.938%
     2010..................................................................104.444%
     2011..................................................................103.950%
     2012..................................................................103.457%
     2013..................................................................102.963%
     2014..................................................................102.469%
     2015..................................................................101.975%
     2016..................................................................101.481%
     2017..................................................................100.988%
     2018..................................................................100.494%
     2019 and thereafter...................................................100.000%


SPECIAL EVENT PREPAYMENT

If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the capital securities or the junior subordinated debentures, we may, at our option and at any time, subject to our receipt of any required regulatory approval, prepay the junior subordinated debentures, in whole but not in part, at any time within 90 days of the change in the law, at the special event prepayment price. The special event prepayment price will be an amount equal to the greater of:

         - 100% of the principal amount of the junior subordinated debentures, or

         - the sum, as determined by a quotation agent referred to below, of the present values of the remaining scheduled payments of principal and interest on the junior subordinated debentures from the prepayment date to the maturity date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus, in the case of each of the above scenarios, accrued and unpaid interest and liquidated damages, if any, to the date of prepayment.

         A change in the bank regulatory law means our receipt of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, the capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 Capital (or its then equivalent if we were subject to such capital requirement).

         A change in the investment company law means the receipt by us and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

         A change in tax law means the receipt by us and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, there is more than an insubstantial risk that:

         - the Trust is, or will be within 90-days of the date of such opinion, subject to U.S. federal income tax with respect to any income received or accrued on the junior subordinated debentures;

         - interest payable by us on the junior subordinated debentures is not, or within 90-days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

         - the Trust is, or will be within 90-days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

         Adjusted treasury rate means, with respect to a prepayment date, the rate per annum equal to:

         - the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life, as defined below (if no maturity is within three months before or three months after the maturity corresponding to the remaining life, yields for the two published maturities most closely corresponding to the remaining life shall be determined, and the adjusted treasury rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

         - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the comparable treasury issue, calculated using a price for the

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                  comparable treasury issue (expressed as a percentage of
                  its principal amount) equal to the comparable treasury price for such prepayment date,

                  plus: 320 basis points.

         Comparable treasury issue means the United States Treasury security selected by the quotation agent (defined below) having a maturity comparable to the remaining life of the junior subordinated debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the quotation agent, shall be used as the comparable treasury issue, and the adjusted treasury rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         Comparable treasury price means, with respect to a prepayment date:

         - the average of three reference treasury dealer quotations for such prepayment date, after excluding the highest and lowest such reference treasury dealer quotations, or

         - if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such reference treasury dealer quotations.

         Quotation agent means the reference treasury dealer appointed by us. Reference treasury dealer means a nationally recognized U.S. Government securities dealer in New York, New York selected by us.

         Reference treasury dealer quotations means, with respect to each reference treasury dealer and the prepayment date, the average, as determined by the debenture trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the debenture trustee by such reference treasury dealer at 5:00 p.m., New York time, on the third business day preceding such prepayment date.

         Remaining life means the term of the junior subordinated debentures from the prepayment date to the maturity date.

         We will mail any notice of prepayment between 30 and 60 days before the prepayment date to each holder of junior subordinated debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on the prepayment date interest shall cease to accrue on the junior subordinated debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the junior subordinated debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges to which the Trust has become subject as a result of a change in the tax law.

CERTAIN COVENANTS OF INTERWEST BANCORP, INC.

         We have agreed that we will not:

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         -        declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debentures; or

         - make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures, other than:

                  - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

                  - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of common stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

                  -        payments under the guarantee;

                  - as a result of a reclassification of our common stock or the exchange or conversion of one class or series of our common stock for another class or series of our common stock;

                  - the purchase of fractional interests in shares of our common stock pursuant to the conversion or exchange provisions of such common stock or the security being converted or exchanged; and

                  - purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for its directors, officers or employees or any of our dividend reinvestment plans, if at such time:

         - we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default and that we have not taken reasonable steps to cure;

         - we are in default with respect to our payment of any obligations under the guarantee; or

         - we have given notice of our election to exercise our right to defer interest payments on the junior subordinated debentures as provided in the Indenture and the deferral period, or any extension of the deferral period, is continuing.

         So long as the capital securities remain outstanding, we also have agreed:

         - to directly or indirectly maintain 100% direct or indirect ownership of the common securities; PROVIDED, HOWEVER, that any of our permitted successors under the Indenture may succeed to our ownership of the common securities;

         - to use commercially reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of capital

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                  securities in liquidation of the Trust, the redemption of all of the capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

         - to use commercially reasonable efforts to cause the Trust to otherwise continue not to be classified as an association taxable as a corporation and to be classified as a grantor trust for U.S. federal income tax purposes;

         - to use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures; and

         - to not cause, as sponsor of the Trust, or permit, as holder of the common securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the trust agreement.

MODIFICATION OF INDENTURE

         From time to time, we, together with the debenture trustee, may, without the consent of the holders of junior subordinated debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling us and the Trust to conduct an exchange offer as contemplated by the registration rights agreement, provided that such amendments do not materially adversely affect the interest of the holders of junior subordinated debentures. We, together with the debenture trustee, may amend the Indenture, regardless of the effect on the interests of the holders of the junior subordinated debentures, for specific purposes including, among other things, to qualify, or to maintain the qualification of, the Indenture under the Trust Indenture Act.

         The Indenture permits us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of junior subordinated debentures, to modify the Indenture in a manner affecting the rights of the holders of the junior subordinated debentures; provided that no modification may, without the consent of the holders of each outstanding subordinated debenture affected:

         - change the stated maturity date, or reduce the principal amount, of the junior subordinated debentures;

         - reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest, except pursuant to our right under the Indenture to defer the payment of interest. Please refer to "Option to Extend Interest Payment Date";

         -        change any of the prepayment provisions;

         - make the principal of, (or premium, if any) or interest on, the junior subordinated debentures payable in any coin or currency other than that provided in the junior subordinated debentures;

         - impair or affect the right of any holder of junior subordinated debentures to institute suit for the payment thereof; or

         - reduce the percentage of the principal amount of the junior subordinated debentures, the holders of which are required to consent to any such modification.

DEBENTURE EVENTS OF DEFAULT

         A "debenture event of default" is:

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         -        our failure for 30 days to pay any interest (including
                  compounded interest and additional sums, if any), or liquidated damages, if any, on the junior subordinated debentures or any other similar debentures when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the junior subordinated debentures or other similar debentures as the case may be);

         - our failure to pay any principal or premium, if any, on the junior subordinated debentures or any other similar debentures when due whether at maturity, upon prepayment, by accelerating the maturity or otherwise;

         - our failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to us from the debenture trustee or to us and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures; or

         - certain events related to our bankruptcy, insolvency or reorganization.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul this declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

         Prior to any declaration accelerating the maturity of the junior subordinated debentures the holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (including compounded interest and additional sums, if any), or liquidated damages, if any, (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

         The Indenture requires that we file with the debenture trustee a certificate annually as to the absence of defaults specified under the Indenture.

         The Indenture provides that the debenture trustee may, in certain circumstances, withhold notice of a debenture event of default from the holders of the junior subordinated debentures, including if the debenture trustee considers it in the interest of the holders to do so.

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ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a debenture event of default exists that is attributable to our failure to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any), or liquidated damages, if any, on the junior subordinated debentures on the due date, a holder of capital securities may institute a direct action against us. We may not amend the Indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments that we make to a holder of capital securities in connection with a direct action, we shall remain obligated to pay the principal of (and premium, if any) and interest on the junior subordinated debentures, and we shall be subrogated to the rights of the holder of the capital securities with respect to payments on the capital securities to the extent that we make any payments to a holder in any direct action.

         The holders of the capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the junior subordinated debentures, unless an event of default exists under the trust agreement. See "Description of Capital Securities - Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties to any person, and no person shall consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties to us, unless:

         - in case we consolidate with or merge into another person or convey or transfer all or substantially all of our properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the Indenture with respect to the junior subordinated debentures;

         - immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, exists; and

         - certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the junior subordinated debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things,

         - all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year, and

         - we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and

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

                  additional sums, if any) to the date of the deposit or to November 15, 2029, as the case may be,

then the Indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         We have promised that any of our junior subordinated debentures issued under the Indenture will rank junior to all of our senior indebtedness to the extent provided in the Indenture. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving us, the allocable amounts in respect of the senior indebtedness must be paid in full all allocable amounts (as defined below) before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

         If the maturity of junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of the allocable amounts in respect of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the junior subordinated debentures.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debentures may be made if there is:

         -        a default in any payment with respect to senior indebtedness;
                  or

         - an event of default exists with respect to any senior indebtedness that accelerates the maturity of the senior indebtedness

         Allocable amounts, when used with respect to any senior indebtedness, means all amounts due or to become due on such senior indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such senior indebtedness (whether as a result of the receipt of payments by the holders of such senior indebtedness from us or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior indebtedness or otherwise) but for the fact that such senior indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such senior indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business or deferred compensation.

         Indebtedness for money borrowed means any of our obligations or any obligation guaranteed by us, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Indebtedness ranking on a parity with the junior subordinated debentures means:

         - indebtedness for money borrowed, whether outstanding on the date the Indenture is executed or created, assumed or incurred after the date that the Indenture is executed, to the extent the

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

                  indebtedness for money borrowed by its terms ranks equal to and not prior to the junior subordinated debentures in the right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization; and

         - all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle (a "financing entity"), in connection with the issuance by the financing entity of equity securities or other securities guaranteed by us pursuant to an instrument that ranks equal to, with or junior to the guarantee; and the securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

         Indebtedness ranking junior to the junior subordinated debentures means any indebtedness for money borrowed, whether outstanding on the date the Indenture is executed or created, assumed or incurred after the date the Indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal to or prior to the junior subordinated debentures (and any other indebtedness ranking on a parity with the junior subordinated debentures) in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness for money borrowed otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent the indebtedness for money borrowed from constituting indebtedness ranking junior to the junior subordinated debentures.

         Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the Indenture is executed or created, assumed or incurred after the date the Indenture is executed, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures, and any deferrals, renewals or extensions of the senior indebtedness.

         We are a bank holding company and almost all of our operating assets are owned by InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila. We rely primarily on dividends from our bank subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of junior subordinated debentures should look only to us for payments on the junior subordinated debentures. There are regulatory limitations on the payment of dividends directly or indirectly to us from our bank subsidiaries. See "- General." In addition, our bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. See "Regulation and Supervision" for a discussion of these dividend and borrowing restrictions. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

         Also, as a bank holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of our bank subsidiaries), except to the extent we may be recognized as a creditor of that subsidiary. At September 30, 1999, our subsidiaries had total liabilities, including deposits, of $2.4 billion. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including deposit liabilities of our bank subsidiaries) and all liabilities of any of our future subsidiaries. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of us or any subsidiary, including senior indebtedness.

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RESTRICTIONS ON TRANSFER

         The junior subordinated debentures may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of junior subordinated debentures in a block having an aggregate principal amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such junior subordinated debentures for any purpose, including but not limited to the receipt of payments on such junior subordinated debentures, and such purported transferee shall be deemed to have no interest whatsoever in such junior subordinated debentures.

GOVERNING LAW

         The Indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the exchange offer and the qualification of the Indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an Indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the Indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the Indenture.

                           DESCRIPTION OF GUARANTEE

         WE WILL EXECUTE AND DELIVER THE SERIES B GUARANTEE AT THE SAME TIME THE SERIES B CAPITAL SECURITIES ARE ISSUED. THIS SUMMARY OF THE MATERIAL PROVISIONS OF THE GUARANTEE IS NOT COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE GUARANTEE AND THE TRUST INDENTURE ACT. THE GUARANTEE TRUSTEE WILL HOLD THE SERIES B GUARANTEE FOR THE BENEFIT OF THE HOLDERS OF THE CAPITAL SECURITIES. YOU CAN OBTAIN A COPY OF THE SERIES B GUARANTEE BY REQUESTING IT FROM INTERWEST BANCORP. WILMINGTON TRUST COMPANY WILL ACT AS GUARANTEE TRUSTEE UNDER THE SERIES B GUARANTEE.

GENERAL

         We irrevocably agree to pay in full on a subordinated basis, to the extent set forth in this Prospectus, the payments with respect to the capital securities to the extent not paid by the Trust. The payments that will be subject to the guarantee are:

         - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Trust has funds legally available at that time;

         - the applicable redemption price with respect to the capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and

         - upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the junior subordinated debentures to holders of the capital securities or the redemption of all capital securities), the lesser of (a) the liquidation distribution, to the extent the Trust has funds legally available at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of capital

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

                  securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

         The guarantee will rank subordinate and junior to all senior indebtedness to the extent provided in the guarantee. See "- Status of the Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the capital securities or by causing the Trust to pay these amounts to the holders of the capital securities.

         The guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make payments on the junior subordinated debentures held by the Trust, then it will not be able to make the related payments to you on the capital securities and will not have funds legally available. Please refer to the "Relationship among the Capital Securities, the Subordinated Debentures and the Guarantee" section of this Prospectus. The guarantee does not limit us from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the Indenture, any other Indenture that we may enter into in the future or otherwise.

         The holders of at least a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of the capital securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

         If we default on our obligation to pay amounts payable under the junior subordinated debentures, the Trust will lack funds for the payment of distributions or amounts payable on redemption of the capital securities or otherwise, and the holders of the capital securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if a debenture event of default exists that is attributable to our failure to pay principal of (or premium, if any) or interest on the junior subordinated debentures on a payment date, then any holder of capital securities may institute a direct action against us pursuant to the terms of the Indenture for enforcement of payment to that holder of the principal of (or premium, if any) or interest on such junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder. In connection with a direct action, we will have a right of set-off under the Indenture to the extent that we made any payment to the holder of capital securities in the direct action. Except as described in this Prospectus, holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures or assert directly any other rights in respect of the junior subordinated debentures. The trust agreement provides that each holder of capital securities by accepting the capital securities agrees to the provisions of the guarantee and the Indenture.

         We will, through our guarantee, the trust agreement, the junior subordinated debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. You should refer to "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" for more information about our guarantee.

STATUS OF THE GUARANTEE

         Our guarantee will constitute an unsecured obligation and will rank subordinate and junior to all senior indebtedness in the same manner as the junior subordinated debentures. See "Description of

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Junior Subordinated Debentures - Subordination." In addition, because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries upon their liquidation or reorganization or otherwise is subject to the prior claims of their creditors (including its depositors), except to the extent we may be recognized as their creditor. Accordingly, our obligations under the guarantee effectively will be subordinated to all existing and future liabilities of our present and future subsidiaries (including depositors of InterWest Bank, Pacific Northwest Bank, and National Bank of Tukwila). As a result, claimants should look only to our assets for payments under the guarantee. See "Description of Junior Subordinated Debentures - General."

         Our guarantee will rank equal to all of our other guarantees with respect to preferred beneficial interests issued by other trusts. Our guarantee of the Trust's capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, which we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities. Our guarantee will constitute a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity. Our guarantee will be held for the benefit of the holders of the capital securities. Our guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the junior subordinated debentures to, the holders of the capital securities.

EVENTS OF DEFAULT

         There will be an event of default under the guarantee if we fail to perform any of our payment or other obligations under the guarantee; except that with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice.

         We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities (in which case no approval will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. You should read "Description of Capital Securities - Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.

TERMINATION OF THE GUARANTEE

         Our guarantee will terminate and be of no further force and effect upon:

         - full payment of the applicable redemption price of all outstanding capital securities;

         - full payment of the liquidation amount payable upon liquidation of the Trust; or

         - distribution of junior subordinated debentures to the holders of the capital securities.

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

         Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The guarantee trustee, except if we default under the guarantee, will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

GOVERNING LAW

         The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         We irrevocably guarantee payments of distributions and other amounts due on the capital securities to the extent the Trust has funds legally available to pay such amounts as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the junior subordinated debentures, the Indenture, the trust agreement and the guarantee will provide, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities.

         If and to the extent that we do not make the required payments on the junior subordinated debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the capital securities. Our guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of capital securities, is to institute a direct action against us. Our obligations under the guarantee will be subordinate and junior to all senior indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as we pay the interest and other payments when due on the junior subordinated debentures, the Trust will have sufficient funds to cover distributions and other payments due on the capital securities, primarily because:

         - the aggregate principal amount or prepayment price of the junior subordinated debentures will equal the sum of the liquidation amount or redemption price, as applicable, of the capital securities;

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

         - the interest rate and interest payment dates and other payment dates on the junior subordinated debentures will match the distribution rate and distribution dates and other payment dates for the capital securities;

         - as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of capital securities; and

         - the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

         You, as holder of capital securities, may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

         A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior indebtedness, the subordination provisions of the Indenture provide that we cannot make payments in respect of the junior subordinated debentures until we have paid the senior indebtedness in full or we have cured any payment default or a payment default has been waived. Our failure to make required payments on junior subordinated debentures would constitute an event of default under the trust agreement.

LIMITED PURPOSE OF THE TRUST

         The capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the capital securities and the common securities, using the proceeds from the sale of the capital securities and the common securities to acquire our junior subordinated debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture will be entitled to receive from us the principal of (and premium, if any) and interest on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

RIGHTS UPON DISSOLUTION

         Unless the junior subordinated debentures are distributed to holders of the capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities - Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

         If we are voluntarily or involuntarily liquidated or bankrupted, the property trustee, as holder of the junior subordinated debentures, would be one of our subordinated creditors, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal (and premium, if any) and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its capital securities), the positions of a holder of capital

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

securities and a holder of junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Graham & Dunn PC, special federal income tax counsel to us and the Trust, the following describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a capital security.

         This summary addresses only the tax consequences to a person that acquires a capital security on its original issuance at its original price and that holds the security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of a capital security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold a capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to a capital security. This discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of a capital security that, for federal income tax purposes, is (or is treated as):

         -        a citizen or individual resident of the United States;

         - a corporation or partnership (or entity treated for federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States or any state (including the District of Columbia) or other political subdivision thereof;

         - an estate the income of which is includible in gross income for federal income tax purposes without regard to its source; or

         - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

         This summary does not address the special consequences to a non-U.S. Holder who acquires a capital security. For purposes of this discussion, a "Non-U.S. Holder" generally in any corporation, individual, partnership, estate or trust that is not a U.S. Holder for federal income tax purposes.

         This summary does not address the tax consequences to any shareholder, partner or beneficiary of a holder of a capital security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Graham & Dunn PC is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described in this Prospectus. We can give no assurance that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

         Prospective investors are advised to consult with their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign, and other tax laws, and possible effects of changes in such tax laws.

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EXCHANGE OF CAPITAL SECURITIES

         The exchange of Series A capital securities for Series B capital securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Series A capital securities for Series B capital securities pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the Series B capital securities should not be considered to differ materially in kind or extent from the Series A capital securities and because the exchange will occur by operation of the terms of the Series A capital securities. If, however, the exchange of the Series A capital securities for the Series B capital securities were treated as an exchange for U. S. federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the Series B capital securities should have the same issue price as the Series A capital securities, and a holder should have the same adjusted tax basis and holding period in the Series B capital securities as the holder had in the Series A capital securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         We take the position that the junior subordinated debentures will be classified for U.S. federal income tax purposes as our indebtedness. We, together with the Trust and the holders of the capital securities (by acceptance of a beneficial interest in a capital security) will agree to treat the junior subordinated debentures as our indebtedness for all U.S. federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the junior subordinated debentures will be classified as our indebtedness for U.S. federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the capital securities, Graham & Dunn PC will render its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, the Trust will not be subject to federal income tax, and each holder of a capital security will be required to include in its gross income any interest (or accrued original issue discount), with respect to its allocable share of the junior subordinated debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under the Indenture, we have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for one or more deferral periods not exceeding 10 consecutive semi-annual periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond November 15, 2029. By reason of that right, the Treasury regulations will subject the junior subordinated debentures to the rules in the Code and Treasury regulations on debt instruments issued with original issue discount, unless the Indenture or junior subordinated debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although the answer is not clear, we believe that the likelihood that we would exercise our option to defer payments of interest is "remote" since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we intend to take the position that the junior subordinated debentures will not be considered to be issued with original issue discount and, accordingly, stated interest on the junior subordinated debentures generally will be

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

taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

         Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the junior subordinated debentures would at that time be treated as issued with original issue discount, and all stated interest on the junior subordinated debentures would thereafter be treated as original issue discount as long as the junior subordinated debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the junior subordinated debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of a capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during a deferral period. The amount of such includible original issue discount could be significant. Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be "remote," the junior subordinated debentures would be treated as having been originally issued with original issue discount. In such event, a holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the junior subordinated debentures at the stated interest rate, regardless of such holder's method of tax accounting, and actual cash payments of interest on the junior subordinated debenture would not be separately includible in gross income. It is possible that the IRS could take a position contrary to the interpretation described in this Prospectus.

         Because income on the capital securities will constitute interest or original issue discount, corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURE OR CASH UPON LIQUIDATION OF THE TRUST

         We have the right at any time to liquidate the Trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. Under current law, the liquidation of the Trust and the distribution of the junior subordinated debentures to trust security holders, for federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis in the junior subordinated debentures received by such holder would be equal to the holder's aggregate tax basis in its capital securities surrendered. A holder's holding period in the junior subordinated debentures received in liquidation of the Trust would be the same as the holding period that the holder had in the capital securities surrendered.

         The junior subordinated debentures may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their capital securities. Under current law, that redemption would constitute, for U.S. federal income tax purposes, a taxable disposition of the redeemed capital securities, the tax consequences of which are described below under "Sales or Redemptions of Capital Securities."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

         On a sale or redemption of a capital security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital security and the amount realized on the sale or redemption of that capital security. If the rules regarding original issue discount do not apply, a holder's adjusted basis in a capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder's basis will be increased by any accrued but unpaid interest. If the rules regarding original issue discount apply, a holder's adjusted basis in a capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received with respect to original issued discount on the capital security. Gain or loss recognized on a sale or redemption of a

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

capital security will be capital gain or loss. Capital gain recognized by an individual in respect of a capital security held for more than one year as of the date of sale or redemption is subject to a maximum federal income tax rate of 20 percent.

         The capital securities may trade at a price that discounts any accrued but unpaid interest on the junior subordinated debentures. Therefore, the amount realized by a holder who disposes of a capital security between distribution payment dates and whose adjusted basis in the capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted basis in the capital security. In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest, including original issue discount, accrued on capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         Payment of the proceeds from the disposition of capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax liability, provided the required information is furnished to the IRS.

         It is anticipated that income on capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of capital securities by January 31 following each calendar year.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

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                              ERISA CONSIDERATIONS

GENERAL

         In evaluating the purchase of capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider:

         - whether the ownership of capital securities is in accordance with the documents and instruments governing such Plan;

         - whether the ownership of capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and
                  Section 4975 of the Code;

         - whether the assets of the Trust are treated as assets of the Plan; and

         -        the need to value the assets of the Plan annually.

In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an "IRA") considering the purchase of capital securities should consider whether the ownership of the capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the capital securities. Any fiduciary of such a governmental or church plan considering an investment in the capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

         Plans and IRAs that are prospective purchasers of capital securities should consult with and rely upon their own advisors in evaluating these matters in light of their own particular circumstances.

PLAN ASSET REGULATION

         Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Assets Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company.

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the capital securities, the aggregate interest in the capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans purchase the capital securities, the Trust's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The property trustee of the Trust could therefore become a fiduciary of the Plans and IRAs that invest in the capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the property trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature.

PROHIBITED TRANSACTIONS

         Each of the Trust, InterWest Bancorp (the obligor with respect to the junior subordinated debentures held by the Trust) and their affiliates or the property trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the capital securities or acquiring junior subordinated debentures, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA, which is investing in the capital securities include the following (collectively referred to as the "ERISA Investor Exemptions"):

         - Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

         - PTCE 91-38, regarding investments by bank collective investment funds;

         - PTCE 84-14, regarding transactions effected by qualified professional asset managers;

         - PTCE 96-23, regarding transactions effected by in-house asset managers; and

         - PTCE 95-60, regarding investments by insurance company general accounts.

         No person who is, or who in acquiring capital securities is using the assets of, a Plan or IRA may acquire capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the capital securities by any person who is, or who in acquiring such capital securities is using the assets of, a Plan or IRA shall be deemed to constitute

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

a representation by such person to the trustee of the Trust, InterWest Bancorp and the initial purchasers either that:

         - it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or

         - such acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         In the case of capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the trustee of the Trust, InterWest Bancorp and the initial purchasers.

         The discussion of ERISA in this Prospectus is general in nature and is not intended to be all inclusive. Any fiduciary of a plan, IRA, governmental plan or church plan considering an investment in the capital securities should consult with its legal advisors regarding the consequences of such investment and consider whether the Plan or IRA can make the representations noted above.

         Further, the sale of investments to Plans and IRAs is in no respect a representation by the Trust, InterWest Bancorp, the property trustee, the initial purchasers or any other person associated with the sale of the capital securities that such securities meet all relevant legal requirements with respect to investments by Plans and IRAs generally or any particular Plan, or that such securities are otherwise appropriate for Plans and IRAs generally or any particular Plan.

         Any purchaser proposing to acquire capital securities with assets of any Plan or IRA should consult with its counsel.

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

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Series B capital securities for its own account in connection with the exchange offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Series B capital securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by participating broker-dealers during the period referred to below in connection with resales of Series B capital securities received in exchange for Series A capital securities if such Series A capital securities were acquired by such participating broker-dealers for their own accounts as a result of market-making activities or other trading activities. InterWest Bancorp and InterWest Capital Trust I have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such Series B capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described herein or, if earlier, when all such Series B capital securities have been disposed of by such participating broker-dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Series B capital securities received in exchange for Series A capital securities pursuant to the exchange offer must notify InterWest Bancorp or InterWest Capital Trust I, or cause InterWest Bancorp or InterWest Capital Trust I to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "The Exchange Offer - Exchange Agent." See "The Exchange Offer - Resales of Series B Capital Securities."

         InterWest Bancorp or InterWest Capital Trust I will not receive any cash proceeds from the issuance of the Series B capital securities offered hereby. Series B capital securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B capital securities.

         Any broker-dealer that resells Series B capital securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such Series B capital securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                  LEGAL MATTERS

         Certain matters relating to (1) the validity of the Series B guarantee and the Series B debentures and (2) United States federal income tax considerations will be passed upon for us by Graham & Dunn PC. Certain matters of Delaware law relating to the validity of the Series B capital securities will be passed upon on behalf of us and the Trust by Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust and us.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 1999, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the

Registration Statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     RATINGS

         The capital securities have been rated "BBB-" by Thomson Financial Bank Watch. The rating of Thomson Financial assigned to the capital securities address the likelihood of your receipt of all payments to which such capital securities are entitled. The rating process addresses the structural and legal aspects associated with the capital securities. In the event that the ratings initially assigned to the capital securities are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the capital securities.

If another rating agency were to rate the capital securities, such rating agency may assign a rating different from the rating described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, to register with the Securities and Exchange Commission the Series B capital securities to be issued in the exchange offer. This Prospectus is part of that Registration Statement. As allowed by Securities and Exchange Commission rules, this Prospectus does not contain all of the information that you can find in the Registration Statement or the exhibits to the Registration Statement.

         In addition, we are required to file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy the Registration Statement and its exhibits as well as any reports, statements, or other information that the combined corporation files, at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can request copies of the filed documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, Room 1024, Washington, D.C. 20549. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission Internet site (HTTP://WWW.SEC.GOV). We do not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Securities and Exchange Commission.

         Our common stock is traded on the Nasdaq National Market under the symbol "IWBK." You may inspect the reports, proxy statements and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         The following documents that we have filed with the Securities and Exchange Commission are incorporated into this Prospectus by reference:

         - InterWest Bancorp's Annual Report on Form 10-K for the year ended September 30, 1999.

         - InterWest Bancorp's Current Reports on Form 8-K filed January 27, 2000 and February 10, 2000.

         All documents subsequently filed by InterWest Bancorp pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the capital securities offered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. You may obtain a copy of our filings with the Commission at no cost, by writing or telephoning us at the following address:

                         InterWest Bancorp, Inc.
                         Attention:  Corporate Secretary
                         275 SE Pioneer Way
                         Oak Harbor, WA 98277
                         (360) 679-4181

         When we refer to this Prospectus, we mean not only this Prospectus but also any documents which are incorporated or deemed to be incorporated in this Prospectus by reference. You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information. This Prospectus is used to offer and sell the capital securities referred to in this Prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of the date of this Prospectus.

==========================================================

You should rely only on the information contained in this
Prospectus or that we have referred you to. We have not
authorized anyone to provide you with information that is
different.  The information in this Prospectus may be
accurate beyond the date indicated below, regardless of
when this Prospectus is delivered or when the securities
described in this Prospectus are sold.  This Prospectus is
not an offer to sell these securities and it is not
soliciting an offer to buy these securities in any state
where the offer or sale is not permitted.
                      ____________

                    TABLE OF CONTENTS

                                                     PAGE
                                                     ----
Summary..............................................
Summary Selected Consolidated
    Financial Data...................................
Recent Developments..................................
Forward Looking Statements...........................
Risk Factors.........................................
Use of Proceeds......................................
Accounting Treatment.................................
Capitalization.......................................
Regulatory Capital...................................
InterWest Bancorp, Inc...............................
Regulation and Supervision...........................
InterWest Capital Trust I............................
Exchange Offer.......................................
Description of Series B Securities...................
Relationship Among the Capital Securities, the Junior
    Subordinated Debentures and the Guarantee........
Certain Federal Income Tax Consequences..............
ERISA Considerations.................................
Plan of Distribution.................................
Legal Matters........................................
Experts..............................................
Ratings..............................................
Where You Can Find More Information..................

==========================================================

==========================================================

             INTERWEST CAPITAL TRUST I


                 OFFER TO EXCHANGE
         9.875% CAPITAL SECURITIES, SERIES B
          FOR ANY AND ALL OF ITS OUTSTANDING
         9.875% CAPITAL SECURITIES, SERIES A


             FULLY AND UNCONDITIONALLY
              GUARANTEED, AS DESCRIBED
               IN THIS PROSPECTUS, BY


                       [LOGO]


               INTERWEST BANCORP, INC.

           ______________________________

                     PROSPECTUS
           ______________________________


                 ________ ___, 2000

==========================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to InterWest's articles of incorporation, InterWest will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of InterWest with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of InterWest. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. In addition, InterWest's articles of incorporation provide that the directors of InterWest shall not be personally liable for monetary damages to InterWest for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited InterWest.

         In addition to the indemnification provisions set forth in InterWest's Articles, InterWest has entered into separate Indemnity Agreements with each of the directors of InterWest and InterWest Bank that provide for the indemnification of such directors by InterWest to the fullest extent allowed by the WBCA. The Indemnity Agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The Indemnity Agreements further provide that InterWest will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse InterWest any expenses paid to such director in the event it is later determined that the payment of such sums were not allowable under Washington law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)   The exhibits are listed on the accompanying "Exhibit Index."

         (b)   Financial Statement Schedules.  None.

ITEM 22.  UNDERTAKINGS

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to;

                    (i) Include any Prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed information on the plan of distribution;

               (2) For determining liability under the 1933 Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

               (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) To advise all directors and officers that insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                              SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Harbor, Washington on February 11, 2000.

                                        INTERWEST BANCORP, INC.

                                        By: /s/ Stephen M. Walden
                                           ------------------------------------
                                           Stephen M. Walden
                                           President and Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated, on the 11th day of February, 2000.

         SIGNATURE                                       TITLE

                                                President, Chief Executive
/s/ Stephen M. Walden                           Officer and
--------------------------------------------    Director (Principal Executive
Stephen M. Walden                               Officer)



/s/ H. Glenn Mouw                                Executive Vice President
--------------------------------------------     (Principal Financial Officer)
H. Glenn Mouw


/s/ Eric D. Jensen                               Chief Accounting Officer
--------------------------------------------     (Principal Accounting Officer)
Eric D. Jensen


/s/ Barney R. Beeksma                            Chairman of the Board
--------------------------------------------
Barney R. Beeksma


/s/ Gary M. Bolyard                              Director
--------------------------------------------
Gary M. Bolyard


/s/ Larry Carlson                                Director
--------------------------------------------
Larry Carlson


/s/ Michael T. Crawford                          Director
--------------------------------------------
Michael T. Crawford


/s/ Patrick M. Fahey                             Director
--------------------------------------------
Patrick M. Fahey

/s/ Jean Gorton                                  Director
--------------------------------------------
Jean Gorton


/s/ Stephen Lewis                                Director
--------------------------------------------
Stephen Lewis


                                                 Director
--------------------------------------------
Clark H. Mock


/s/ Russel E. Olson                              Director
--------------------------------------------
Russel E. Olson


/s/ Vern Sims                                    Director
--------------------------------------------
Vern Sims

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------
 3.1              Restated Articles of Incorporation of InterWest Bancorp (1)

 3.2              First Amendment to Articles of Incorporation of InterWest
                  Bancorp, Inc. (2)

 3.3              Bylaws of InterWest Bancorp (3)

 4.1              Indenture of InterWest Bancorp relating to the Debentures

 4.2              Form of Certificate of Series B Debenture (4)

 4.3              Certificate of Trust of InterWest Capital Trust I

 4.4              Amended and Restated Declaration of Trust of InterWest Capital Trust I

 4.5              Form of Series B Capital Security Certificate (5)

 4.6              Form of Series B Guarantee of InterWest Bancorp relating to the Series B Capital Securities

 4.7              Registration Rights Agreement among InterWest Bancorp, InterWest Capital Trust I, Sandler O'Neill &
                  Partners, L.P. and Keefe, Bruyette & Woods, Inc.

*5.1              Opinion of Morris, James, Hitchens & Williams LLP as to the legality of securities.

*5.2              Opinion of Graham & Dunn, P.C. as to federal income tax consequences.

*23.1             Consent of Morris, James, Hitchens & Williams LLP, as to its legal opinion (contained in its opinion filed as Exhibit 5.1).

*23.2             Consent of Graham & Dunn, P.C. as to its legal opinion (contained in its opinion filed as Exhibit 5.2).

23.3              Consent of Independent Auditors

24.1              Power of Attorney (included in the signature page of this Registration Statement) and certified resolutions of the InterWest Board.

*99.1             Letter of Transmittal

*99.2             Notice of Guaranteed Delivery


-------------------

*  To be filed by amendment.

(1) Previously filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998.

(2) Previously filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998.

(3) Previously filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998.

(4) Included in Exhibit 4.1 as Exhibit A thereto.

(5) Included in Exhibit 4.4 as Exhibit A-1 thereto.